As filed with the Securities and Exchange Commission on February 13, 2007

Registration No. 333-________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MEDIAG3, INC.

DELAWARE	7380
(State or Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)

14-1963980

(I.R.S. Employer Identification Number)

One Almaden Boulevard

Suite 310

San Jose, California 95113

(408) 260-5000

Mr. William Yuan

Chief Executive Officer

MediaG3, Inc.

One Almaden Boulevard

Suite 310

San Jose, California 95113

(408) 260-5000

(408) 557-8800 (Fax)

Copy to:

Cathryn S. Gawne, Esq.

Erin M. Adrian, Esq.

Silicon Valley Law Group

25 Metro Drive, Suite 600

San Jose, California 95110

(408) 573-5700

(408) 573-5701 (facsimile)

1

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITITES TO BE REGISTERED	AMOUNT TO BE REGISTERED (1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
Common stock, $.001 par value	20,000,000 shares	$ 3.00	$60,000,000	$ 6,420
TOTAL	20,000,000 shares	$ 3.00	$60,000,000	$ 6,420

(1) In the event of a stock split, stock dividend, or similar transaction involving the common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THERAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OF UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

2

Subject to Completion, February 13, 2007

20,000,000 SHARES

COMMON STOCK

$3.00 Per Share

__________________________________________________

MediaG3, a Delaware corporation, is offering 20,000,000 shares of common stock, $0.001 par value, at a price of $3.00 per share.  This is our initial offering of common stock, and no public market currently exists for our securities.  We intend to apply for the listing of our common stock on the Over-the-Counter Bulletin Board (the “OTCBB”).

We are offering the 20,000,000 shares on a self-underwritten, best efforts basis, using the efforts of our Chief Executive Officer. There is no minimum number of shares that we must sell in order to receive any subscription. We may receive little or no funds from this offering. The funds that we receive from this offering will not be placed into an escrow account. We are not engaging underwriters for this offering.

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See "Risk Factors" beginning on page 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DATE OF THIS PROSPECTUS IS _____________, 2007

TABLE OF CONTENTS

Page

Prospectus Summary

3

Risk Factors

4

Forward Looking Statements

11

Use of Proceeds

13

Determination of Offering Price

13

Dividend Policy

14

Dilution

14

Capitalization

15

Selected Consolidated Financial Data

16

Management’s Discussion and Analysis or Plan of Operation

17

Business

20

Management

31

Certain Relationships and Related Party Transactions

34

Principal Shareholders

34

Description of Capital Stock

35

Shares Eligible for Future Sale

36

Plan of Distribution

37

Changes in and Disagreements With Accountants on Accounting and Financial Disclosure

37

Legal Matters

37

Experts

37

Where You Can Find Additional Information

37

Index to Financial Statements

39

You should rely only on the information contained or incorporated by reference in this prospectus.  We have not authorized anyone to provide you with information different from that contained in this prospectus.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.  In this prospectus, "MediaG3," the "Company," "we," "us" and "our" refer to MediaG3, a Delaware corporation, and its wholly-owned subsidiaries.

All trademarks, service marks or trade names referred to in this prospectus are the property of their respective owners.

3

PROSPECTUS SUMMARY

This summary highlights information described more fully elsewhere in this prospectus.  You should read the entire prospectus carefully.

The Company

We are an early stage company whose principal business objective is to deliver effective online and wireless interactive rich-media services and products.  Our rich-media digital communication solution is designed to address and solve issues with the delivery and viewing of rich-media messages via either online or wireless devices in current bandwidth and services.  We were formed in December 2005, and have two wholly-owned subsidiaries in China, Shanghai Oriental Media Communications, Limited and Shanghai Little Sheep Children’s Product Development Limited.

Our principal executive offices are located at One Almaden Boulevard, Suite 310, San Jose, California 95113, and our telephone number is (408) 260-5000.  The address of our website is www.MediaG3.com.  Information on our website is not part of this prospectus.

The Offering

Common stock offered:

20,000,000 shares of common stock, $0.001 par value.

Common stock to be outstanding after this Offering:

30,950,000 shares.

Use of proceeds:

We plan to use the offering proceeds for potential acquisitions, sales channel and partnership development, market development, wireless product development and delivery and working capital.

Risk factors:

An investment in our common stock involves a high degree of risk.  See “Risk Factors” beginning on page 4 of this prospectus.

4

Summary Consolidated Financial Data

RISK FACTORS

An investment in our shares involves a high degree of risk. Before making an investment decision, you should carefully consider all of the risks described in this prospectus. If any of the risks discussed in this prospectus actually occur, our business, financial condition and results of operations could be materially and adversely affected. If this were to happen, the price of our shares could decline significantly and you might lose all or a part of your investment. The risk factors described below are not the only ones that may affect us. Our forward-looking statements in this prospectus are also subject to the following risks and uncertainties. Our actual results could differ materially from those anticipated by our forward-looking statements as a result of the risk factors below. See "Forward-Looking Statements."

RISK FACTORS RELATED TO OUR BUSINESS

WE ARE AN EARLY STAGE COMPANY AND HAVE A LIMITED OPERATING HISTORY ON WHICH TO EVALUATE OUR POTENTIAL FOR FUTURE SUCCESS.

Although the companies that we have acquired have from one and one-half years to almost three years of operating history, our parent company, MediaG3, was formed in December 2005, and to date has only one year of operations. Therefore, we have only a limited operating history upon which you can evaluate our business and prospects, and we have yet to develop sufficient experience regarding actual revenues to be received from our operations. In addition, we are currently refining our services and products for commercial sale, and our new products, mg3 studio and mg3 mobile, will not be available until May 2007 and October 2007, respectively.  There can be no assurance that we will derive significant revenues from either of these products.

We are an early stage company. You must consider the risks and uncertainties frequently encountered by early stage companies in new and rapidly evolving markets such as competing technologies, lack of customer acceptance of a new or improved service or product and obsolescence of the technology before it can be fully commercialized. If we are unsuccessful in addressing these risks and uncertainties, our business, results of operations and financial condition will be materially and adversely affected.

OUR AUDITORS HAVE RAISED DOUBTS ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Our auditors have modified their report on our December 31, 2005 consolidated financial statements to include an uncertainty paragraph wherein they expressed substantial doubt about our ability to continue as a going concern.  These concerns arise because of our operating losses and need to raise additional capital.

These conditions give rise to substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include adjustments relating to the recoverability and classification of reported asset amounts or the amount and classification of liabilities that might be necessary should we be unable to continue as a going concern.  Our future success is dependent upon our ability to achieve profitable operations and generate cash from operating activities as well as our ability to raise additional capital.

WE REQUIRE IMMEDIATE ADDITIONAL CAPITAL.

Our operating plan for 2007 is focused on development and marketing of our product applications for online and wireless marketing communications. We estimate that approximately $10 million will be required to support this plan for the next 12 months.  During the period from December 21, 2005 (inception) through December 31, 2005 and during the nine months ended September 30, 2006, we did not receive any funds from the issuance of common stock.  We are actively seeking additional funding, but to date have not entered into any agreements or other arrangements for such financing. There can be no assurance that the required additional financing will be available on terms favorable to us or at all.

If adequate funds are not available or are not available on acceptable terms when required, we may be required to significantly curtail our operations or may not be able to fund expansion, take advantage of unanticipated acquisition opportunities, develop or enhance services or products or respond to competitive pressures. Such inability could have a material adverse effect on our business, results of operations and financial condition.  If additional funds are raised through the issuance of equity or convertible debt securities, our then existing shareholders may experience substantial dilution, and such securities may have rights, preferences and privileges senior to those of our common stock.

WE MAY NOT BE SUCCESSFUL IN INTEGRATING THE MANAGEMENT TEAMS OF SHANGHAI ORIENTAL MEDIA COMMUNICATIONS, LIMITED AND SHANGHAI LITTLE SHEEP CHILDREN’S PRODUCT DEVELOPMENT LIMITED, WHICH COULD ADVERSELY AFFECT THE LEADERSHIP OF OUR COMPANY, DIVERT MANAGEMENT TIME AND ADVERSELY AFFECT OUR BUSINESS AND RESULTS OF OPERATIONS.

Failure to successfully integrate our management team with those of our recently acquired subsidiaries, Shanghai Oriental Media Communications, Limited (“Oriental Media”) and Shanghai Little Sheep Children’s Product Development Limited (“Little Sheep”) could divert management time and resources, which could adversely affect our operations.

We intend to pursue additional acquisitions to further the development of our rich-media services and products.  Our strategy is unproven and the revenue and income potential from our strategy is uncertain.  We will encounter risks and difficulties frequently encountered by early-stage companies in new and rapidly changing markets, including the risks described elsewhere in this section.  Our business may not be successful and we may not be able to successfully address these risks.

OUR BUSINESS REVENUE GENERATION MODEL IS UNPROVEN AND COULD FAIL.

Our revenue model is new and evolving, and we cannot be certain that it will be successful.  Our ability to generate revenue depends, among other things, on our ability to provide effective online and wireless rich-media services and products to our customers.  Our success will be largely dependent upon our ability to educate potential customers about the features and benefits of rich-media e-mail technology and applications.  We cannot assure you that our business model will be successful or that we can sustain revenue growth or achieve or sustain profitability.

OUR FUTURE REVENUES ARE UNPREDICTABLE AND OUR QUARTERLY OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY.

We have a very limited operating history.  We cannot forecast with any degree of certainty the amount of revenue to be generated by any of our products or services. In addition, we cannot predict the consistency of our quarterly operating results. Factors which may cause our operating results to fluctuate significantly from quarter to quarter include:

-  our ability to attract new and repeat customers;

-  our ability to keep current with the evolving requirements of our target markets;

-  our ability to protect our proprietary technology;

-  the ability of our competitors to offer new or enhanced products or services; and

-  unanticipated delays or cost increases with respect to research and development.

Because of these and other factors, we believe that quarter-to-quarter comparisons of our results of operations will not be good indicators of our future performance.  If our operating results fall below the expectations of securities analysts and investors in some future periods, then our stock price may decline.

IF WE ARE NOT ABLE TO COMPETE EFFECTIVELY IN THE HIGHLY COMPETITIVE INTERACTIVE RICH-MEDIA MARKETING AND COMMUNCIATIONS INDUSTRY, WE MAY BE FORCED TO REDUCE OR CEASE OPERATIONS.

Our ability to compete effectively with our competitors depends on the following factors, among others:

-

the performance of our products, services and technology in a manner that meets customer expectations;

-

our ability to price our services and products at a price point that is competitive with similar or comparable services and products offered by our competitors;

-

general conditions in the interactive marketing, communications and wireless industries;

-

the success of our efforts to develop, improve and satisfactorily address any issues relating to our technology;

-

our ability to compete effectively with companies that have substantially greater market presence and financial, technical, marketing and other resources than us, including advertising agencies and print and broadcast media companies; and

-

our ability to adapt to the consolidation of our competitors or the entry into the market of new competitors.

THE LOSS OF THE SERVICES OF OUR CHIEF EXECUTIVE OFFICER WOULD ADVERSELY AFFECT OUR BUSINESS.

Our future success depends to a significant degree on the skills, experience and efforts of William Yuan, our Chief Executive Officer.  We currently do not maintain key person insurance on Mr. Yuan.  The loss of his services would be detrimental to our research and development, marketing and sales programs, as well as to our overall business and financial condition.

5

FAILURE TO ATTRACT AND RETAIN PERSONNEL COULD HAVE AN ADVERSE IMPACT ON OUR OPERATIONS.

Our future success depends on our ability to identify, attract, hire, retain and motivate other well-qualified managerial, technical, sales and marketing personnel.  There is intense competition for these individuals, and there can be no assurance that these professionals will be available in the market or that we will be able to meet their compensation requirements.

LEGISLATIVE AND REGULATORY ACTIONS AND POTENTIAL NEW ACCOUNTING PRONOUNCEMENTS, INCLUDING BUT NOT LIMITED TO SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002, ARE LIKELY TO IMPACT OUR FUTURE FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

There have been certain regulatory changes, including the Sarbanes-Oxley Act of 2002, and there may potentially be new accounting pronouncements or additional regulatory changes, which will have an impact on our future financial condition and results of operations.  The Sarbanes-Oxley Act of 2002 and other rule changes as well as proposed legislative initiatives in the past four years following the Enron and WorldCom bankruptcies will increase our general and administrative costs, as we will incur increased legal and accounting fees to comply with such rule changes.  In addition, proposed initiatives are expected to result in changes in certain accounting and disclosure rules.  These and other potential changes could materially increase the expenses we report in our financial statements and adversely affect our operating results.

Section 404 of the Sarbanes-Oxley Act of 2002 requires management to assess its internal controls over financial reporting and requires auditors to attest to that assessment. Current regulations of the Securities and Exchange Commission will require us to include this assessment and attestation in our Annual Report on Form 10-KSB commencing with the annual report for our fiscal year ending December 31, 2008.

We will incur significant increased costs in implementing and responding to the new requirements. In particular, the rules governing the standards that must be met for management to assess its internal controls over financial reporting under Section 404 are complex and require significant documentation, testing and possible remediation. Our process of reviewing, documenting and testing our internal controls over financial reporting may cause a significant strain on our management, information systems and resources. We will have to invest in additional accounting and software systems. We may be required to hire additional personnel and to use outside legal, accounting and advisory services. We will also incur additional fees from our auditors as they perform the additional services necessary for them to provide their attestation. If we are unable to favorably assess the effectiveness of our internal control over financial reporting when we are required to, or if our independent auditors are unable to provide an unqualified attestation report on such assessment, we may be required to change our internal control over financial reporting to remediate deficiencies. In addition, investors may lose confidence in the reliability of our financial statements causing our stock price to decline.

ACTS OF TERRORISM, RESPONSES TO ACTS OF TERRORISM AND ACTS OF WAR MAY IMPACT OUR BUSINESS AND OUR ABILITY TO RAISE CAPITAL.

Future acts of war or terrorism, national or international responses to such acts, and measures taken to prevent such acts may harm our ability to raise capital or our ability to operate, especially to the extent we depend upon activities conducted in foreign countries, such as China where we currently maintain our two operating subsidiaries.  In addition, the threat of future terrorist acts or acts of war may have effects on the general economy or on our business that are difficult to predict.  We are not insured against damage or interruption of our business caused by terrorist acts or acts of war.

RISKS RELATED TO DOING BUSINESS IN CHINA

UNCERTAINTIES WITH RESPECT TO THE CHINESE LEGAL SYSTEM COULD HAVE A MATERIAL ADVERSE EFFECT ON US.

We will conduct a substantial portion of our operations through our subsidiaries in China. These subsidiaries are generally subject to laws and regulations applicable to foreign investment in China and, in particular, laws applicable to wholly foreign-owned enterprises. The PRC legal system is based on written statutes. Prior court decisions may be cited for reference but have limited precedential value. Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit legal protections available to us. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

FLUCTUATION IN THE VALUE OF THE RENMINBI MAY HAVE A MATERIAL ADVERSE EFFECT ON YOUR INVESTMENT.

The change in value of the Renminbi against the U.S. dollar and other currencies is affected by, among other things, changes in China’s political and economic conditions. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar. Under the new policy, the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in an approximately 5.0% appreciation of Renminbi against the U.S. dollar between July 21, 2005 and November 8, 2006. While the international reaction to the Renminbi revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the Renminbi against the U.S. dollar. As a portion of our costs and expenses is denominated in Renminbi, the revaluation in July 2005 and potential future revaluation has and could further increase our costs in U.S. dollar terms. In addition, as we will rely substantially on dividends paid to us by our operating subsidiaries in China, any significant revaluation of the Renminbi may have a material adverse effect on our revenues and financial condition, and the value of, and any dividends payable on, our common shares. For example, to the extent that we need to convert U.S. dollars we receive from this offering into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we receive from the conversion. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our common shares or for other business purposes, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount available to us.

RESTRICTIONS ON CURRENCY EXCHANGE MAY LIMIT OUR ABILITY TO RECEIVE AND USE OUR REVENUES EFFECTIVELY.

Certain portions of our revenue and expenses are denominated in Renminbi. If our revenues denominated in Renminbi increase or expenses denominated in Renminbi decrease in the future, we may need to convert a portion of our revenues into other currencies to meet our foreign currency obligations, including, among others, payment of dividends declared, if any, in respect of our common shares. Under China’s existing foreign exchange regulations, our PRC subsidiaries are able to pay dividends in foreign currencies, without prior approval from the State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements. However, we cannot assure you that the PRC government will not take further measures in the future to restrict access to foreign currencies for current account transactions.

Foreign exchange transactions by our PRC subsidiaries under most capital accounts continue to be subject to significant foreign exchange controls and require the approval of PRC governmental authorities. In particular, if we finance our PRC subsidiaries by means of additional capital contributions, these capital contributions must be approved by certain government authorities including the Ministry of Commerce or its local counterparts. These limitations could affect the ability of our PRC subsidiaries to obtain foreign exchange through equity financing.

THERE MAY BE SOME UNCERTAINTY SURROUNDING A RECENTLY ADOPTED PRC REGULATION THAT REQUIRES CERTAIN OFFSHORE LISTINGS TO BE APPROVED BY THE CHINA SECURITIES REGULATORY COMMISSION.

On August 8, 2006, six PRC regulatory agencies, including the China Securities Regulatory Commission, or CSRC, promulgated a regulation that took effect on September 8, 2006. This regulation, among other things, requires offshore special purpose vehicles, or SPVs, formed for listing purposes through acquisitions of PRC domestic companies and controlled by Chinese domestic companies or PRC individuals to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange. On September 21, 2006, the CSRC published on its official website a notice specifying the documents and materials that are required to be submitted for obtaining CSRC approval. We believe that this regulation does not apply to us and that CSRC approval is not required because we are not an SPV covered by the new regulation as we are owned and controlled by non-PRC individuals. However, since the regulation has only recently been adopted, there may be some uncertainty as to how this regulation will be interpreted or implemented. If the CSRC or other PRC regulatory body subsequently determines that we need to obtain the CSRC’s approval for this offering, we may face sanctions by the CSRC or other PRC regulatory agencies. In such event, these regulatory agencies may impose fines and penalties on our operations in the PRC, limit our operating privileges in the PRC, delay or restrict the repatriation of the proceeds from this offering into the PRC, or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our common shares.

WE FACE RISKS RELATED TO HEALTH EPIDEMICS AND OTHER OUTBREAKS.

Our business could be adversely affected by the effects of avian flu or another epidemic or outbreak. In 2005 and 2006, there have been reports on the occurrences of avian flu in various parts of China, including a few confirmed human cases and deaths. Any prolonged recurrence of avian flu or other adverse public health developments in China may have a material adverse effect on our business operations. These could include our ability to travel or ship our products outside of China, as well as temporary closure of our manufacturing facilities. Such closures or travel or shipment restrictions would severely disrupt our business operations and adversely affect our results of operations. We have not adopted any written preventive measures or contingency plans to combat any future outbreak of avian flu or any other epidemic.

RISK FACTORS RELATED TO OUR SECURITIES AND THIS OFFERING

WE HAVE A CONCENTRATION OF STOCK OWNERSHIP AND CONTROL, AND A SMALL NUMBER OF SHAREHOLDERS HAVE THE ABILITY TO EXERT SIGNIFICANT CONTROL IN MATTERS REQUIRING SHAREHOLDER VOTES AND MAY HAVE INTERESTS THAT CONFLICT WITH YOURS.

Our common stock ownership is highly concentrated. See “Principal Shareholders.” As a result, a relatively small number of shareholders, acting together, have the ability to control all matters requiring shareholder approval, including the election of directors and approval of mergers and other significant corporate transactions. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of our company. It could also deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and it may affect the market price of our common stock. In deciding how to vote on such matters, those shareholders’ interests may conflict with yours.

OUR COMMON STOCK PRICE IS LIKELY TO BE HIGHLY VOLATILE; OUR COMMON STOCK IS

PENNY STOCK.

The market price of our common stock is likely to be highly volatile as the stock market in general, and the market for technology companies in particular, has been highly volatile.  The trading prices of many technology companies' stocks have been highly volatile.

Factors that could cause such volatility in our common stock may include, among other things:

 -  actual or anticipated fluctuations in our quarterly operating results;

 -  announcements of technological innovations;

 -  changes in financial estimates by securities analysts;

 -  conditions or trends in our industry; and

 -  changes in the market valuations of other comparable companies.

In addition, we intend to apply for the trading of our common stock on the OTCBB.  There can be no assurance that we will be able to successfully apply for listing on the OTCBB or eventually on the AMEX, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market due to the trading price of our common stock, our working capital and revenue history.  Failure to list our shares on the OTCBB, the AMEX, the NASDAQ National Market, or one of the NASDAQ Markets will impair the liquidity of our common stock.

The Securities and Exchange Commission has adopted regulations which generally define a "penny stock" to be any security that 1) is priced under five dollars, 2) is not traded on a national stock exchange or on NASDAQ, 3) may be listed in the "pink sheets" or the OTCBB, and 4) is issued by a company that has less than $5 million in net tangible assets and has been in business less than three years, or by a company that has under $2 million in net tangible assets and has been in business for at least three years, or by a company that has revenues of less than $6 million for three years.

Penny stocks can be very risky:  penny stocks are low-priced shares of small companies not traded on an exchange or quoted on NASDAQ.  Prices often are not available. Investors in penny stocks are often unable to sell stock back to the dealer that sold them the stock.  Thus, an investor may lose his/her investment.  Our common stock is a penny stock and thus is subject to rules that impose additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors, unless the common stock is listed on one of the NASDAQ Markets. Consequently, the penny stock rules may restrict the ability of broker/dealers to sell our securities, and may adversely affect the ability of holders of our common stock to resell their shares in the secondary market.

WE WILL HAVE BROAD DISCRETION OVER THE USE OF PROCEEDS FROM THIS OFFERING AND MAY USE THE PROCEEDS IN A MANNER SIGNIFICANTLY DIFFERENT FROM OUR CURRENT PLANS.

While we currently expect to use the net proceeds from this offering for potential acquisitions, wireless product development and delivery, sales channel and partnership development, market development, product development and for working capital and general corporate purposes, we will have broad discretion to adjust the application and allocation of the net proceeds. Our expectations regarding future business needs may prove to be inaccurate. Accordingly, we will retain broad discretion in the allocation of the net proceeds from this offering, and we reserve the right to change the use of these proceeds as a result of contingencies. The success of our operations is influenced by capital expenditures and working capital allocations and will substantially depend upon our discretion and judgment with respect to the application and allocation of the net proceeds from this offering.

FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, contained in this prospectus constitute forward-looking statements. In some cases you can identify forward-looking statements by terms such as “may,” “intend,” “might,” “will,” “should,” “could,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “project,” “potential,” or the negative of these terms and similar expressions intended to identify forward-looking statements.

Forward-looking statements are based on assumptions and estimates and are subject to risks and uncertainties. We have identified in this prospectus some of the factors that may cause actual results to differ materially from those expressed or assumed in any of our forward-looking statements. There may be other factors not so identified. You should not place undue reliance on our forward-looking statements. As you read this prospectus, you should understand that these statements are not guarantees of performance or results. Further, any forward-looking statement speaks only as of the date on which it is made and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time that may cause our business not to develop as we expect and it is not possible for us to predict all of them. Factors that may cause actual results to differ materially from those expressed or implied by our forward-looking statements include, but are not limited to, those described under the heading “Risk Factors” beginning on page 4, as well as the following:

•	Our limited operating history and business development associated with being a growth stage company;

•	Our history of operating losses, which we expect to continue;

•	Our ability to generate enough positive cash flow to pay our creditors;

•	Our dependence on key personnel;

6

•	Our need to attract and retain technical and managerial personnel;

•	Our ability to execute our business strategy;

•	Intense competition with established leaders in the rich-media digital communications industry;

•	Our ability to protect our intellectual property and proprietary technologies;

•	Costs associated with potential intellectual infringement claims asserted by a third party;

•	Our ability to protect, and build recognition of, our trademarks and trade names;

•	Our exposure to product liability claims resulting from the use of our products;

•	General economic and capital market conditions, including political and economic uncertainty in various areas of the world where we do business;

•	Our exposure to unanticipated and uncontrollable business interruptions;

•	Pricing and product actions taken by our competitors;

•	Financial conditions of our customers;

•	Customers’ perception of our financial condition relative to that of our competitors;

•	Changes in United States or foreign tax laws or regulations;

•	Reliance upon suppliers and risks of production disruptions and supply and capacity constraints;

•	Our dependence on our marketing partners;

•	Unforeseen liabilities arising from litigation;

•	Our ability to successfully complete the integration of any future acquisitions; and

•	Our ability to project the market for our products and services based upon estimates and assumptions.

USE OF PROCEEDS

We are offering up to a total of 20,000,000 shares of common stock in a direct public offering, without any involvement of underwriters or broker-dealers.  The offering price is $3.00 per share.  We believe that if all shares offered under this prospectus are sold, the proceeds will be sufficient to fund our operations for three years.  The table below sets forth our proposed use of proceeds assuming the sale of all shares of common stock offered hereunder:

Gross Proceeds	$60,000,000
Offering Expenses:
Legal fees	40,000
Printing of prospectus	2,000
Accounting and auditing fees	155,000
State securities fees	2,000
Transfer agent fees	2,000
SEC filing fees	6,240
Miscellaneous expenses	12,000
Total Offering Expenses	219,240
Net Proceeds	$59,780,760

The net proceeds will be used as follows:

First Phase

Product integration	$420,000
Market development	$880,000
Sales channel development	$1,200,000
Wireless product development and delivery	$5,500,000
Possible acquisitions	$7,000,000
Working capital	$4,780,760

Second Phase

Research and development	$1,200,000
Marketing and branding	$1,500,000
Sales channel and partnership development	$1,800,000
Wireless product development and delivery	$5,500,000
Technology and business acquisitions	$15,000,000
Working capital	$15,000,000

DETERMINATION OF OFFERING PRICE

The $3.00 per share offering price of our common stock was determined based on our capital requirements and our internal assessment of what the market would support.  There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value.  Additionally, because we have a limited operating history and have not generated significant revenues to date, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets owned by us.

We intend to apply to the OTCBB for the trading of our common stock upon our becoming a reporting entity under the Exchange Act.  We intend to file a registration statement under the Exchange Act and request effectiveness of that registration statement concurrently with the effectiveness of the registration statement of which this prospectus forms a part.

As of December 31, 2006, we had 13 shareholders of record of our common stock.

DIVIDEND POLICY

To date we have never declared or paid any cash dividends on our capital stock.  We currently intend to retain any future earnings for funding growth and therefore, do not expect to pay any dividends in the foreseeable future.  Payment of future dividends, if any will, be at the discretion of our Board of Directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share of common stock immediately after completion of this offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.

As of September 30, 2006, the net tangible book value of our shares of common stock was a negative $ 134,635 or approximately $(0.0123) per share, based upon an aggregate of 10,950,000 shares of common stock outstanding.

Upon completion of this offering, in the event all of the shares to be offered by us are sold, the net tangible book value of the 30,950,000 shares of common stock to be outstanding will be $59,646,125, or approximately $1.9272 per share.  The amount of dilution you will incur will be $1.0728 per share.  The net tangible book value of the shares held by our existing shareholders will be increased by $1.9395 per share without any additional investment on their part.  You will incur an immediate dilution from $3.00 per share to $1.9272 per share.

After completion of this offering, if all 20,000,000 shares of common stock to be offered by us are sold, you will own approximately 64.62% of the total number of shares then outstanding for which you will have made a cash investment of $60,000,000, or $3.00 per share.  Our existing shareholders as of September 30, 2006 will own approximately 35.38% of the total number of shares then outstanding, for which they have made contributions of services and assets totaling $311,069, or approximately $0.0284 per share.

The following table compares the difference between your investments in our shares of common stock with the investment of our existing shareholders.

Existing shareholders if all of the shares are sold:

Price per share

$3.00

Net tangible book value per share before offering

$(0.0123)

Potential gain to existing shareholders per share

$1.9395

Net tangible book value per share after offering

$1.9272

Increase to present shareholders in net tangible

    book value per share after offering

$1.9395

Capital contributions

$311,069

Number of shares outstanding before the offering

 10,950,000

Number of shares after offering held by existing shareholders

10,950,000

Percentage of ownership by existing shareholders after offering

35.38%

Purchasers of shares in this offering if all of the shares are sold:

Price per share

$3.00

Dilution per share

$1.0728

Capital contributions

$60,000,000

Number of shares after offering held by public investors

20,000,000

Percentage of ownership by public investors after offering

64.62%

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2006:

-

on an actual basis; and

-

on a pro forma as adjusted basis to reflect the sale of 20,000,000 shares of common stock offered by this prospectus, at an assumed initial price of $3.00 per share, after deducting estimated offering expenses payable by us.

This information should be read in conjunction with our Management’s Discussion and Analysis of Financial Condition or Plan of Operation and our Financial Statements and the related Notes appearing elsewhere in this prospectus.

The Company had a net loss of $439,761 for the nine months ended September 30, 2006, and a cumulative book net operating loss of $445,021, included in the accumulated deficit in the table below.

                                           As of September 30, 2006

Actual	Pro Forma As Adjusted
Cash and cash equivalents	$ 199,413	$ 59,980,173
Shareholders’ Equity:
Common stock, $.001 par value; 45,000,000 shares authorized, 10,950,000 shares issued and outstanding actual; 30,950,000 shares issued and outstanding pro forma as adjusted	10,950	30,950
Preferred stock, $.001 par value; 5,000,000 shares authorized, None issued and outstanding actual and pro forma as adjusted	-	-
Paid-in capital	300,119	60,078,142
Accumulated deficit	(445,021)	(445,021)

Accumulated comprehensive loss	(683)	(683)

Total Shareholders’ Equity (Deficit)	(134,635)	59,632,438

Total Capitalization	$ (134,635)	$ 59,632,438

SELECTED CONSOLIDATED FINANCIAL DATA

The following selected financial data as of December 31, 2005 and for the period from December 21, 2005 (inception) through December 31, 2005 are derived from our audited financial statements, which are included elsewhere in this prospectus.  The consolidated statements of operations and comprehensive loss data for the nine months ended September 30, 2006 and the consolidated balance sheet data as of September 30, 2006, are derived from unaudited financial statements that, in our opinion, reflect all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the financial position as of such date and results of operations for such period. The operating results for the nine months ended September 30, 2006 are not necessarily indicative of the operating results to be expected in the future. The data set forth below should be read in conjunction with our Consolidated Financial Statements and Notes thereto included elsewhere in this prospectus and with “Management’s Discussion and Analysis or Plan of Operation.”

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, INCLUDING, WITHOUT LIMITATION, STATEMENTS REGARDING OUR EXPECTATIONS, BELIEFS, INTENTIONS OR FUTURE STRATEGIES THAT ARE SIGNIFIED BY THE WORDS "EXPECTS," "ANTICIPATES," "INTENDS," "BELIEVES" OR SIMILAR LANGUAGE.  THESE FORWARD-LOOKING STATEMENTS INVOLVE RISKS, UNCERTAINTIES AND OTHER FACTORS.  ALL FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PROSPECTUS ARE BASED ON INFORMATION AVAILABLE TO US ON THE DATE HEREOF AND SPEAK ONLY AS OF THE DATE HEREOF.  THE FACTORS DISCUSSED ABOVE UNDER "RISK FACTORS" AND ELSEWHERE IN THIS PROSPECTUS ARE AMONG THOSE FACTORS THAT IN SOME CASES HAVE AFFECTED OUR RESULTS AND COULD CAUSE THE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS.

The following discussion should be read in conjunction with the Consolidated Financial Statements and Notes thereto.

Overview

We are an early stage company, and have a limited operating history and revenue to date.  Our prospects must be considered in light of the risks and uncertainties encountered by companies in an early stage of development involving new technologies and overcoming regulatory approval process requirements.  To date, all of our sales have been generated by our wholly-owned subsidiaries, Little Sheep and Oriental Media; all of such sales were generated in the PRC.  In addition, substantially all of our fixed assets are located in the PRC.

Results of Operations

Nine Months Ended September 30, 2006

We had net sales of $541,249 in the nine months ended September 30, 2006.  Of this amount, $533,089 was realized from the sales of children’s wear by Little Sheep; the balance came from sales of services by Oriental Media.  Our cost of sales equaled $313,550 in the nine months ended September 30, 2006, of which $312,178 was derived from the operations of Little Sheep and the balance from Oriental Media.  We therefore realized gross profit of $227,699 for the nine months ended September 30, 2006.

For the nine months ended September 30, 2006, we had total operating expenses of $667,460.  Operating expenses were incurred by MediaG3 as well as our wholly owned subsidiaries.  Little Sheep had $251,691 of operating expenses for the nine months ended September 30, 2006, while Oriental Media incurred $115,974 of operating expenses during that period.  The balance of operating expenses, $299,795, was incurred by MediaG3.  Our aggregate operating expenses were comprised of $435,245 in general and administrative expenses, including rent, wages, legal, accounting expenses and depreciation on fixed assets, and $232,215 in selling and distribution expenses for our children’s wear and software products.

Based on this, we incurred a loss from operations and a net loss of $439,761 for the nine months ended September 30, 2006, of which $30,780 was attributable to Little Sheep, $109,186 to Oriental Media, and the balance of $299,795 to our corporate parent.  We also had a translation loss of $683 for the period.  This resulted in a comprehensive loss of $440,444, or $0.04 per share, for the nine months ended September 30, 2006.

Period From December 21, 2005 (Inception) through December 31, 2005

As our parent corporation was not incorporated until December 2005, and we did not complete the acquisitions of Little Sheep and Oriental Media until December 28, 2005, we had minimal operations and minimal operating results in the period from December 21, 2005 (Inception) through December 31, 2005.  We had no sales or cost of sales in fiscal 2005.  We incurred general and administrative expenses of $5,260 for the period, consisting of the expenses of incorporation and indirect cost of acquiring our two subsidiaries.  As a result, we had a loss from operations and a net loss of $5,260, or $0.00 per share, for fiscal 2005.

Liquidity and Capital Resources

From our date of inception (December 21, 2005), we have obtained the majority of our cash resources from the acquisition of subsidiaries and loans from our founders. Our operating plan for 2006 and 2007 is focused on developing a market in both the US and China.  We estimate that approximately $10 million will be required to support this plan for the next 12 months.  At September 30, 2006, we had $199,413 in cash and cash equivalents, and had a burn rate of approximately $110,000 per month.  We will need to raise additional capital.  We believe that the funds raised through this offering will be sufficient to support our operations through the year ending December 31, 2008.   Once we receive the required additional financing, we anticipate continued growth in our operations and a corresponding growth in our operating expenses and capital expenditures.  There can be no assurance that we will be successful in raising any capital.

Our negative operating losses and the need to raise additional capital give rise to substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include adjustments relating to the recoverability and classification of reported asset amounts or the amount and classification of liabilities that might be necessary should we be unable to continue as a going concern. Our continuation as a going concern is dependent upon our ability to obtain additional financing from the sale of our common stock, as may be required, and ultimately to attain profitability.

The report of our independent registered public accounting firm, included elsewhere in this prospectus, contains a paragraph regarding our ability to continue as a going concern.

During the nine months ended September 30, 2006, we continued to spend cash to fund our operations.  Cash provided from operations was $59,088, consisting of our net loss of $439,761 offset by reductions in accounts receivable of $327,059, inventory of $53,385, and other current assets of $3,496, accompanied by increases in other payable and accrued liabilities of $190,840, offset by amortization on software of $71,022, depreciation of $22,954 and $6,652 on fixed assets and trademark, respectively, discount on software license payable of $19,023 and reductions in accounts receivable allowances of $78,663 and $26,293 for doubtful accounts and sales returns, respectively, and a decrease in accounts payable of $90,626.

Cash flow used on investing activities was $54,757 for the nine months ended September 30, 2006.  This consisted of $49,798 in the acquisition of a trademark and $4,959 in equipment purchased.

Cash flow from financing activities for the nine months ended September 30, 2006 produced a net increase in cash of $92,710, consisting of an increase of $92,025 in the amounts due to our shareholders, and an increase of $685 due to a related company.

As of September 30, 2006, we had cash and cash equivalents amounting to $199,413, an increase from the balance of $104,185 at December 31, 2005.  Our working capital deficit increased to $696,417 at September 30, 2006, from $96,613 at December 31, 2005.  There were no material commitments for capital expenditures at September 30, 2006.

Little Sheep, our wholly-owned subsidiary, has outstanding commitments with respect to a non-cancelable operating lease, as follows:

2006

$        9,456

2007

       4,206

2008

         456

2009

         456

2010

         456

Thereafter

      2,014

                  $     17,044

Critical Accounting Policies

The preparation of consolidated financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires us to make judgments, assumptions and estimates that affect the amounts reported. Note 1 of Notes to Consolidated Financial Statements describes the significant accounting policies used in the preparation of the consolidated financial statements. Certain of these significant accounting policies are considered to be critical accounting policies, as defined below.

A critical accounting policy is defined as one that is both material to the presentation of our financial statements and requires management to make difficult, subjective or complex judgments that could have a material effect on our financial condition and results of operations. Specifically, critical accounting estimates have the following attributes: 1) we are required to make assumptions about matters that are highly uncertain at the time of the estimate; and 2) different estimates we could reasonably have used, or changes in the estimate that are reasonably likely to occur, would have a material effect on our financial condition or results of operations.

Revenue Recognition:

Revenue derived from the sale of software services is recognized when services are rendered and obligations under related contracts are fulfilled.  To the extent that a website design or development contract extends over multiple accounting periods, revenues and related costs from these contracts are recognized over the installation period based on the percentage of completion method.  Provisions, if any, are made on uncompleted contracts in the period that anticipated losses become apparent.  As of September 30, 2006 and December 31, 2005, there were no such contracts.

Revenues from design, sales and distribution of children’s wear are recognized upon delivery or shipment of the products, at which time title passes to the customer, provided that: there are no uncertainties regarding customer acceptance; persuasive evidence of an arrangement exists; the sales price is fixed or determinable; and collectibility is deemed probable.

Little Sheep’s merchant customers can return unsold merchandise in exchange for different merchandise at full value.  Due to the Company’s limited operating history, returns are provided in the allowance for sales returns based upon the individual evaluation of each customer’s potential returns.  As history is developed, the Company will provide for potential returns based upon the relationship of returns to sales.

If a merchant customer can no longer operate its business due to causes beyond human control, such as war, major natural disasters or death, then Little Sheep would take back the remaining merchandise at 50% of the sales price.  No provision for returns has been made, since there is no evidence or history of impairment, nor are any potential losses reasonably estimatible.

Accounting for Acquisitions:

The Company made two acquisitions in 2005.  These acquisitions were valued at net book value, since current assets, as adjusted for valuation considerations, represented fair value.  Fixed assets, including purchased software, was valued at net book value, due to their recent acquisition at fair market value, less depreciation and amortization.  Liabilities were valued at the amounts assumed, which was face value.  Certain goodwill and  intangibles were considered by the Company when making these acquisitions, which were negotiated at arms’ length.

Estimates and assumptions about future events and their effects cannot be determined with certainty. We base our estimates on historical experience and on various other assumptions believed to be applicable and reasonable under the circumstances. These estimates may change as new events occur, as additional information is obtained and as our operating environment changes.  To date, these changes have been minor and have been included in the consolidated financial statements as soon as they became known. Based on a critical assessment of our accounting policies and the underlying judgments and uncertainties affecting the application of those policies, management believes that our financial statements are fairly stated in accordance with accounting principles generally accepted in the United States, and present a meaningful presentation of our financial condition and results of operations.

In preparing our financial statements to conform to accounting principles generally accepted in the United States, we make estimates and assumptions that affect the amounts reported in our financial statements and accompanying notes. These estimates include useful lives for fixed assets for depreciation calculations.  Actual results could differ from these estimates.

BUSINESS

General Business Overview

We were incorporated in Delaware in December 2005 to deliver effective online and wireless interactive rich-media services and products.  Our products and services, developed internally and obtained through acquisitions, significantly reduce the cost of corporate marketing, advertising, communications and content delivery, achieve much broader reach and higher response rate from targeted customers, and produce greater efficiency in communication and product distribution with tangible results.  We are positioned in the $7 billion online marketing space (estimated by Jupiter Communications) and are also targeting the $58 billion mobile marketing and content distribution space in the China market (estimated by Dataquest).   Our operating subsidiaries include Oriental Media and Little Sheep, both located in China.   We also plan to expand our business into the broadband wireless market.  Our main focus for the broadband wireless business will be in the rapidly growing markets of Southeast Asia and Greater China.

MediaG3’s rich-media digital communication solution is designed to address and solve delivery and viewing issues in rich-media messages via either online or wireless devices.  We deliver interactive marketing solutions for companies of all sizes.  In addition to our mg3 proTM turnkey solution, we plan to apply additional technologies and to market a new generation of product line, mg3 studioTM to capture incremental license and usage revenue.  We can also quickly move into the wireless market by deploying mg3 mobileTM to deliver requested content highlights to subscribers using cell phones or other wireless devices such as PDAs.  Typical content highlights would consist of video clips of news, sports highlights, movie trailers, music sound tracks, and TV show promotions.  mg3 mobileTM digitizes, hosts and broadcasts the content in real-time to subscribers who have signed up to receive such information.  Subscribers can forward or email the video clips they received to their friends’ wireless devices or computers.  mg3 wirelessTM, which operates on the highest commercially available portion of the spectrum in the world, provides one to many connectivity, allowing over one billion people residing in China’s rural areas to receive satellite TV programs and broadband Internet access.

One of our wholly owned Chinese subsidiaries, Oriental Media, is focused on market development in China for the mg3 digital interactive communication product and services.  Our other wholly owned subsidiary in China, Little Sheep, is an emerging company focused on development of children’s online platforms and forums for education, modern life style and brand loyalty.  Little Sheep also owns and operates a fast growing franchised fashion distribution channel for children.  We believe that Little Sheep offers an additional media channel into the vast children’s market.

In addition to developing and marketing product applications for online and wireless marketing communications, our growth strategies include acquisitions of companies in both the US and China with complementary and strategic value.  We are currently involved in discussions with potential acquisition candidates in mobile and broadband wireless sector, but to date have not entered into any definitive agreement.

The Market

Consumers and corporate users of email send an average of 1.6 billion email messages a day.  According to e-marketer, the current 78 million email users account for 35% of the total adult and teen U.S. population.  Forrester Research reported that 250 billion emails traveled across cyber space in 2002.  Jupiter’s latest research reports email ad response rates currently averaging from 10% to 17%.   Both email users and email usages have been steadily and rapidly increasing.

According to e-marketer, Forrester Research and The ClickZ Network, total email advertisement spending was $2.4 billion in 2002, and online advertisement was expected to increase to $7.7 billion by 2005.  IMT Strategies estimates that marketers spent at least $4 billion on permission email marketing programs in 2004.

In addition to providing a medium for basic communication, email can be used for e-commerce. The increased use of email has opened significant opportunities for the large number of businesses working on e-commerce strategies.  While these companies have relied on banner advertising and other online advertising strategies to reach potential customers over the Internet, they are now turning to email as the preferred and more effective marketing tool.

Email marketing in general has greater advantage over direct marketing with much less cost and much better results.  A direct marketing piece costs from $2.00 to $3.00, and produces only about a 1% response rate.  The cost per email is about $0.30 and can produce more than a 30% response rate.   Companies are cutting back advertising budgets and looking for more cost effective advertising campaigns.  Email marketing has become the choice of media to accomplish that.

Rich-media email is substantially better than text email when used as a marketing and promotional tool.  Rich-media email has proven to be impressive and persuasive when the customer can see a picture, as well as hear a promotional pitch.  We believe that voice in some ways is superior to text because it is more interactive and can add a level of persuasiveness not available with text alone.  Voice combined with pictures or graphics and interaction is a far more powerful marketing tool.  In addition, rich-media email has proven to be an effective media not only for e-commerce but also to drive and increase foot traffic to brick and mortar retail stores.

As the online marketing is growing, the wireless market has also exploded.  The number of mobile devices has proliferated throughout the world, and continues to grow at an exponential rate. Datamonitor predicts that by 2005, there will be one billion wireless device users worldwide. According to Dataquest, a unit of the Gartner Group, some 52 million U.S. households, or about 51% of the total, own a mobile phone. T-Mobile, the nation's sixth largest carrier, said it added 2.9 million new subscribers in 2002, a 40 percent increase from 2001.  A market analyst at Gartner Dataquest said in a study that 423.4 million cell phones were sold in 2002 in the United States, a six percent increase from 2001.  Meanwhile, other nations show even more astounding penetration of the mobile device explosion. For example, 88% of households in Finland now own a wireless phone.

Internet and Wireless service providers have excessive capacities, especially for cable, SDSL, 2.5G and upcoming 3G networks.  While the growth rates of Internet, email and mobile phone users and short message services (SMS) are still robust, the large Internet and wireless service providers are looking for next generation applications to expand their revenue streams, secure their market position and prepare for fierce competitions allowed by deregulations.

Mobile phone and PDA manufacturers are looking for ways to expand their market share in China.  It is a very crowded space with competition among Europeans, Japanese, Korean and domestic manufacturers with much cheaper prices.  While the new mobile phones and other hand-held wireless devices are very advanced, the lack of applications and services reduce incentives for people to buy or upgrade to new mobile phones.  The manufacturers need value-added applications and services.

Content providers and advertisers also need more efficient channels to deliver information to targeted customers.  While more and more companies entering the short message services (SMS) business, the multi media services (MMS) market is wide open, less tapped and fast growing.

Content owners and product companies and distributors need to communicate with potential customers, who are interested in the information and products and have disposable income.  The product manufacturers are seeking new media to replace or supplement expensive TV and printed advertisement and much less effective direct mailing.  More importantly, the product manufacturers are searching for very well defined and fully opt-in customer bases to which they can promote and market their products and services correctly, wisely and effectively.

MediaG3 has created and acquired applications to address these customer needs.  We will offer complete rich-media communication solutions for companies worldwide looking to extend and enhance branding, sales generation, communication and advertising efforts.  From campaign strategy to creative design, production, deployment, hosting, tracking, reporting, plus access to mg3 dbTM, the powerful customers database, we provide comprehensive and cost-effective targeted interactive solutions that deliver effective and persuasive marketing campaigns for impressive and measurable results.

MediaG3’s targeted interactive online and wireless rich-media messages capture recipients' attention, increase response rates, shorten the sales cycle and achieve greater return-on-investment for our customers.  MediaG3’s wireless rich-media messages will enhance brand recognition, product loyalty and sales growth.  Considerably less expensive than direct mail and other traditional media on a cost-per-thousand basis, MediaG3’s solutions yield superior response rates, with real-time tracking and reporting capabilities for insightful marketing and advertising analysis. Customized mg3 interactive wireless rich-media messages sent to targeted customers also offers a viral marketing feature to broaden exposure and reach for each campaign.

While we can deliver results for our clients through mg3 applications, our mg3 dbTM offers our clients a powerful and targeted database, containing potential customers with wealth, sophistication, and buying power for both business products and consumer goods.  The Company will help clients, such as mobile phone, PDA and other wireless device manufacturers or other consumer product companies, to promote and sell directly to the people in mg3 dbTM databases.  We believe that this efficient and well-targeted marketing approach will produce tremendous results for our clients.

China Market Opportunities

Online and Wireless Market

According to CNET and the Chinese Ministry of Information Industry (MII), China's equivalent to the United States Federal Communication Commission, there are 120 million Internet and email users in China this year. That keeps China on track to easily surpass 200 million by 2007, as reported earlier.

China is the world's second-largest PC market. IDC predicts that roughly 30 million PCs will ship in 2005.  China is also the world's largest cellular market, with more than 340 million subscribers in January of 2005. Analysts said stable subscriber growth, an increase in the number of provincial networks, and a more benign competitive environment resulted in more than 4 million new subscribers added every month in 2004, China is not only the largest cellular market in the world and but also a potential hotbed of 3G activities. With so many players involved from Chinese governments, equipment providers, handset manufacturers and content providers, many of them are very focused on making 3G happen.

According to Tina Xu, an In-Stat/MDR analyst based in China, "As in most regions of the world where cellular subscriber rates are rapidly increasing, the implementation of 3G in China is critical in order to accommodate a transformation of users' expectations from voice-centric communications to a more complex mixture of voice, wireless data and multimedia services." The availability of Third Generation networks such as CDMA2000, W-CDMA, and TD-SCDMA will give wireless operators improved network efficiency, higher capacity, and the ability to begin offering high-speed wireless data services.

In-Stat/MDR has also found that the number of mobile subscribers in China will grow to 497.86 million by 2008, growing at a compound annual growth rate (CAGR) of 11.7%, reaching a penetration rate of 37.6%. Commercial 3G deployment began in 2005, and it is estimated that 3G subscribers will grow to 118.13 million by 2008.

Over the past decade, the China mobile market has gradually entered the digital age, and by the end of 2003, China boasted the world's largest GSM network. Through 2008, GSM will continue to dominate the subscriber base. Wireless operators are also hopeful that a positive user experience with 2.5G will translate into rapid adoption of 3G services. However, many of the outstanding features of 3G technologies are not in demand by most subscribers for the time being and it will take at least two to three years for 3G subscribers to exhibit high growth after 3G services are launched.

According to Asia Pacific Research Group, it took 10 years to build a base of 10 million mobile phone users in China. But once the prices on handsets and access changes dropped, the number of China’s mobile subscribers increased from 10 million to 100 million in less than four years. During 2001, the China mobile telecommunications market added an average of 5 million mobile subscribers a month, and then surpassed the US to become the largest mobile phone market in the world.  By 2007, the China mobile market will have over 500 million subscribers.

Children’s Development Market

In China, there is a new baby born every 1.8 seconds, or 20 million new babies every year.  While this phenomenon imposes huge responsibilities for the government, it offers perpetual business opportunities for the commercial world.

In China, the expenditure on children’s products cannot be explained by any economic theory or logic.  Giving children everything is the tradition of thousands of years of Chinese tradition.  The structure of modern Chinese families is a pyramid, having the only child on the top, parents on the second level and paternal and maternal grand parents on the bottom.  The pyramid forms a child’s consumption structure.  Parents and grandparents buy everything that the child desires.

In Shanghai, China’s biggest commercial city, there are 13.5 million regular residents, plus 5 million visitors or temporary residents at any given time.  Shanghai has about 5 million households, and every family spends at least 300 RMB ($35 US) per month on children, not including education.  The total consumption is 1.5 billion RMB or $190 million US.  Shanghai counts 8% of national children’s consumption, so nationwide, the total expenditure for children reaches 18.75 billion RMB or $2.5 billion with growth rate of 26.5% in cities and 8% in country side every year through 2008.  The potential market for children’s product is immeasurable.

Education has always been the priority in Chinese culture.  While children are addicted to computer games, the parents are doing everything to convert their children’s online gaming time into online education.  Chinese families believe better education and better grade are paramount for a better life for their children.  There are 150 million Chinese children age from K to 9.  Parents typically spend $10 per month for Children’s online education, and that constitute a $1.5 billion market and growing.  Studies shown that parents will pay big percentage of their disposable income on children’s education, and online education platforms and programs have taken increasing market shares.

Technology, Products and Services

Our acquired and developed technologies enable us to offer turnkey interactive rich-media services, deliver online marketing products and wireless content delivering applications and systems.

mg3 proTM

mg3 proTM is an interactive marketing solution, which brings life to permission-based online campaigns through voice, sound, dynamic graphics and streaming video.  Our interactive marketing software combines compression, streaming and cross-platform technologies, which made sending and viewing quality rich-media email messages possible on multi platforms with existing bandwidth.  Email marketing campaign messages created by using mg3 proTM are Java-based and can be viewed by any recipient with Java enabled email clients or computer platforms and absolutely no installation of players or plug-ins is needed.

Combining technology and professional services, we deliver turnkey digital interactive marketing campaigns for our clients in all industries.  mg3 proTM service includes design, production, deployment, hosting, tracking and reporting of all online marketing campaigns and corporate communications.

mg3 proTM offers multiple distinct services:

•

Creative Design –our experienced creative designers work with clients to come up with creative advertising ideas and turn them into visual and audio storyboards.

•

Message Production –our producers create impressive MediaG3 rich-media email messages with attention-grabbing audio, graphics, sound tracks, animation, video, interaction and personalization based on visual and audio storyboards.

•

Scalable Deployment –our powerful servers deliver the rich-media email messages to any size of recipients. Each boot trap message is only 4k – 6k and does not burden recipients’ machines.

•

Intelligent Delivery –our intelligent “sniffer” can detect the recipients’ platforms and speed of connections to optimize the delivery mechanism and achieve consistent quality viewing experience.  MediaG3’s powerful and resourceful “stream servers” will stream the message content to the recipients’ email clients while the message is viewed.  There is no long waiting and downloading time.

•

Accurate Tracking – Statistical information of the marketing campaign will be collected and compiled in real-time into an ROI report. Information such as total open, unique open, time spent in the message, click through rate and forward rate will be tracked and reported to clients.

mg3 studioTM

mg3 studioTM, scheduled to be introduced in May 2007, is the complete digital marketing solution that our users need to build their opt-in mailing lists and publish their dynamic rich-media online advertisement, promotion, newsletters, press release and other communications.  Through an intuitive and friendly Graphic User Interface, (GUI), the users can create, deploy and manage their direct email advertising campaigns, right from their browsers.

mg3 studioTM provides rich-media email to capture customers’ attention, increase the response rate, shorten the sales cycle, and achieve greater return on investment by building brand recognition, product loyalty and sales growth.  The customized rich-media email messages can be sent to targeted customers with our viral marketing feature, which broadens the exposure and reach of product and events.

With simplicity and a varying range of email messaging features, mg3 studioTM gives the user the ability to extend and enhance branding, sales generation, communication and advertising efforts. Having a user-friendly interface, the studio is a dynamic tool that adds impact and clarity to email messages using impressive and original technology.

From creative design to production, deployment and tracking, mg3 studioTM provides comprehensive and cost-effective rich-media solutions for users. Using our system, users are able to deliver effective and persuasive marketing campaigns and get impressive and measurable results.

mg3 studioTM has the following benefits:

?

Initiative - Instead of waiting for people to come to a web site, mg3 studioTM rich-media email brings the content rich and live information to the targeted customers.

?

Impressive – mg3 studio™ communicates with customers using sound, graphics and motion.

?

Persuasive – mg3 studio™ can show and tell, “talks” to customers and dynamically demonstrates the features and benefits of products.

?

Effective - Customers can take action by clicking on hyper-links to provide feedbacks or to logon to designate web sites for buying products within the email message.

?

Brand recognition - Builds product loyalty and sales.

Once the user signs up to use mg3 studioTM, a user account will be set up to allow the user to create its own email campaign messages and access all the deployment servers and tracking and reporting servers hosted in our secured locations.

Using leading-edge technology, mg3 studioTM is composed of two parts; the mg3 editorTM and the mg3 producerTM.

mg3 editor™

The mg3 editorTM portion of the program enables the users to add various graphical elements as well as manipulate such attributes as HTML text, disclaimers, personalization and forwarding functions, among others, in order to achieve the maximum amount of creativity and usability within the rich-media emails.

With a wide variety of styles and attributes to choose from, mg3 editorTM will be able to personalize an email message to better suit a specific campaign, demographic or customer list, in addition to allowing for the tracking of different links and features, making the rich-media email message dynamic and measurable.

mg3 editorTM has the following features:

•

Text or HTML Text – The user can copy and paste his or her own text or type it right into mg3 studioTM.

•

Personalization – Allows the user to personalize each messages by either first name or last name.  The user can also set the default value to “Dear Friend” or “Dear Colleague” or anything the users defined.

•

Embed video or flash files – the videos or animated graphics can be embedded and streamed to the user’s recipients by using mg3 studioTM ‘s hosting server.

•

Forwarding – A pre-built viral marketing tool to allow the recipients to forward the user’s messages to their friends, family and colleagues.  All the forwarding activities are captured by mg3 studioTM’s tracking system.

•

Disclaimer – Reminds the recipients to view the user’s message in any browser, if the message can’t be viewed in the email in-box.

•

Opt-out – Allows the recipients to unsubscribe from the user’s email list.

At the end of the process, mg3 editorTM will have an .mg3 project file that will then be passed to the second portion of the mg3 studioTM; mg3 producerTM.

mg3 producerTM

In mg3 producerTM, the user, with basic knowledge of how servers and email databases are set up, will be able to take the .mg3 file that was produced in mg3 editorTM and manipulate it even further, filling in many of the “back-end” attributes and prepping the rich-media email message for launch.

Coupling cutting-edge technology with dynamic email features such as personalization, integration of other web sites, tracking and reporting using real-time technology, and scheduling, mg3 producerTM allows the user to complete the programming of the email message, as well as scheduling and deployment of it.

We believe that mg3 producerTM is one of the easiest tools on the market today for both e-mail marketing professionals and beginners to produce and set up email marketing campaign messages.

Email Delivery and Hosting

By simply pushing mg3 studioTM’s “launch” button, email messages can be sent to targeted customers with segmentations based on specific demographics and interests.   mg3 studioTM ‘s viral marketing feature can increase exposure and broader reach of users’ products and events.

mg3 studioTM sends personalized rich-media email messages to targeted recipients individually based on specified schedules and demographic segmentations.   mg3 studioTM also performs list management to remove any invalid and duplicated email address before the deployment, and processes bounce backs and un-subscription requests.

Email Tracking and Reporting

With mg3 studioTM ‘s tracking and reporting, users have the access to the results of their email campaigns in real-time directly from their browsers 24 hours a day, seven days a week. The users can view all statistics associated with their campaigns at any time.

Tracking includes:

•

Sent - View the number of total emails that were sent after de-duplication, and removing any unsubscribes and bounces.

•

Number of Views  – How many recipients opened the email.

•

View Rate – The percentage of people who opened the email.

•

Unsubscribe – The number of recipients who unsubscribe from the email list.

•

Bounced –The number of bounced emails that didn't get through to the recipients.

•

Click-Through - View the click-through rate on any links contained within the email.

•

Download – Download or email the track report to some other locations.

mg3 studioTM presents the tracking data in easy-to-view reports, enabling users to evaluate the performance after each of their email campaigns.  The users can determine what is working and what is not so they can enhance and improve their next email campaign messages.  The tracking report is an invaluable market intelligence, which helps users to make sure they are sending out the most effective emails to their customers and prospects.

Email Database Management

Users can upload their customer email lists to our deployment server with a click of a button.   mg3 studioTM allows users to grow their databases by offering an opt-in option within the email message.

•

Upload customer data - Whether the list is in Excel, or any other text-based format, mg3 studioTM will help users to get the data uploaded quickly into their accounts.

•

Data cleanse – mg3 dbTM takes the list through a rigorous data cleansing process giving users back any records that don't appear to be valid email addresses. The users never pay for sending out bad email addresses.

•

Elimination of duplication – mg3 dbTM eliminates the duplications from users’ list so they never email someone twice in the same campaign.

•

Data protection – Our physical database servers are in a secure facility and are monitored 24 hours a day, 365 days a year. All Mg3 studioTM servers are protected by secure firewall systems.

•

Unsubscribes processing – Every email sent through our system will have unsubscribe instructions and link at the footer of each message. The users will get the unsubscribe list, so they will not to send to the unsubscribers next time.

mg3 studioTM is a powerful and exciting new tool developed by MediaG3 that will allow users the ability to design, manipulate and deliver dynamic, targeted rich-media email messages to any email address around the globe.

The initial release of mg3 studioTM allows customers to use pre-designed templates to edit and send their email messages.  mg3 studioTM is a browser based ASP application, which is intuitive, user friendly and requires no or minimal learning.  Once the user signs up to use mg3 studioTM, a user account will be set up to allow the user to create its own email campaign messages and access all the deployment servers and tracking and reporting servers hosted in our secured locations.

mg3 mobileTM

mg3 mobileTM, scheduled to be introduced in October 2007, delivers requested content to registered customers (“subscribers”) using cell phones or other wireless devices such as PDAs.  Typical content includes video clips of news, sports highlights, movie trailers, TV shows etc.  mg3 mobileTM digitizes, hosts and broadcasts the content in real-time to subscribers who have signed up to receive such information.  Subscribers can forward or email the video clips they receive to their friends’ wireless devices or computers.

mg3 mobileTM has crucial gateway servers and client systems to facilitate efficient and secure communications between rich-media content and various wireless infrastructures.  mg3 mobileTM transforms rich-media data into certain data format understood by a particular protocol, and transmit rich-media information to targeted recipients via wireless service providers.   mg3 mobileTM sends personalized messages capture more attention, generate better response and capture critical market intelligence to our clients.

mg3 mobile utilizes the same delivery and hosting systems described above.

mg3 dbTM

mg3 dbTM is our opt-in database, which contains information concerning more than 1,760,000 customers through multi opt-in channels.  Most of the people in the database have very high buying and decision-making power for both business products and consumer goods.

We maintain a constant effort to grow mg3 dbTM.  It is a major part of our on-going operations to opt-in, classify and update existing and new information in the database.  In addition to registration through designated web sites, trade shows, conventions and memberships, in conjunction with mg3 crmTM, we expect that mg3 dbTM databases will grow exponentially, and we can better serve the people within our databases as well as assisting our clients to market the right products to targeted customers.

Recent Acquisitions

To respond to such rapidly emerging markets and unprecedented opportunities, MediaG3 has acquired two young Chinese companies, Oriental Media and Little Sheep.  The acquisitions provide MediaG3 with immediate presence, established sales distribution channels and business development networks.

Oriental Media

Oriental Media was founded in December 2004 and launched its operations in July 2005.  Oriental Media’s business focus is to provide digital rich-media email marketing services, web site design and development, electronic magazines and categorized opt-in database management in China market.  Within six months, Oriental Media has established major clients such as Shanghai Media Group Broadband, China Super Soccer Association, Pan Asia Architectural Hardware Association, New Era International Exhibition Company, China Trust International Travel Agency, CJD Furniture Mart, Shanghai Higher Education Investment Corporation, and Chen Xin Forum.

Besides a major partnership with Shanghai Media Group Broadband, a division of Shanghai TV Network, Oriental Media has signed long term service agreements with Shanghai Oriental Satellite TV, Advertising Association, Real Estate Association, Singapore Product Trade Show Corporation, Shanghai Textile Scientific Institute, Shanghai Eastern International Movie Studio, and Shanghai Agriculture and Spice Product Company.

To minimize the time to market, Oriental Media licensed certain software from MediaG3 California, a California corporation which William Yuan, the CEO of the Company, serves as President, pursuant to a License Agreement dated July 28, 2004 (the “License Agreement”). The licensed software is a set of source code and binary code capable of providing rich-media content delivery for opt-in and permission based email communications, including design and creation applications, deployment, scheduling and hosting servers, tracking and reporting modules. The License Agreement also covers related applications, documentations, installation, integration and on-site training.  This license grants Oriental Media not only the rights to use but also marketing rights to resell and sub-license the software to other customers in China market.  The License Agreement allows Oriental Media to independently develop additional versions and applications for the China market.  The term of the License Agreement is ten years.

This license agreement was the result of a Gold Key program organized by the US Commerce Department.  The license business structure was offered to seven Chinese companies, including Oriental Media, at the same day in a conference room of the American Consulate General in Shanghai.  The Gold Key program also helped to foster similar license discussions with Japanese, Irish, Dutch and Singapore companies.

At the time Oriental Media entered into the License Agreement, William Yuan, the CEO of the Company, served as President of Media G3 California, and Wilmington Yuan, his brother and the Company’s current General Manager, China Operations, served as an officer and was a significant shareholder of Oriental Media.  The terms of the License Agreement were negotiated between the parties on an arms’ length basis, taking into consideration the terms of similar license agreements with third parties.  In addition, as set forth above, the same licensing arrangements were presented by MediaG3 to other unrelated companies as well as to Oriental Media.  None of the board directors, officers, shareholders or employees of MediaG3 California currently has any equity ownership or decision-making power in Oriental Media’s business.  Likewise, none of the board directors, officers, shareholders or employees of Oriental Media has any equity ownership or decision-making power in MediaG3 California’s business. The board and management of MediaG3 California and Oriental Media make their respective business decisions solely based on each company’s best interest.

Oriental Media has also developed a web 2.0-based rich-media email marketing application platform.  The platform is scheduled to launch nationwide in China in March of 2007.

Little Sheep

Little Sheep’s business is focused on children’s development, specifically in online education and fostering of a modern lifestyle.   Little Sheep is a brick and mortar franchiser with well-known and well-established brands in China.  Little Sheep’s business model is to capitalize on its brand, build centralized children’s education online platform and forum, and distribute its fashion product lines through franchisees nationwide. Founded in June 2005 and less than three months into its operation, Little Sheep has signed up over 27 franchisees and achieved $438,012 in net sales in the year ended December 31, 2005.    Little Sheep also plans to add new product lines distributed through the same franchise channel.

Little Sheep offers MediaG3 additional media channels into the vast children’s market.  Little Sheep has established an online community, an educational platform, Little Sheep Expedition, with entertaining content.  A short “movie” is sent to hundreds of thousands of registered children and other loyal followers.  While the main purpose of Little Sheep Expedition series is to provide “edu-taining”, it is a very effective marketing vehicle for continuous branding of Little Sheep.  The Little Sheep online platform will become a profit center in mid 2007 by selling sensible advertising space and time to other children’s product companies.

Little Sheep is not limited to children’s clothing.  The franchised distribution channel and infrastructure can be leveraged to market other children’s products and distribute content.

Research and Development

Since our inception, we have dedicated our efforts to commercializing our products and services as well as to building our infrastructure.  Accordingly, through September 30, 2006, we have not devoted any resources to research and development.  The second phase of our anticipated use of proceeds from this Offering includes research and development of additional technologies, services and products.  See "Use of Proceeds".

Sales and Customers

Online Product

MediaG3 will offer the editing portion of the mg3 studioTM for a nominal fee.  The users can sign up and use the pre-designed templates to complete their own online marketing and communication messages.  The users of mg3 studioTM then will have to submit the completed email campaign message to MediaG3’s server for deploying and hosting their email messages.  MediaG3 will charge the users a set up fee and usage fee that is calculated on per email address basis.  The users will have to pay the charge via PayPal before their email campaigns can be scheduled for launch.

Wireless Product

mg3 mobileTM plans to offer its service through major wireless service providers such as Cingular Wireless, Sprint PCS, SBC Communications, Verizon Communications, T-Mobile as well as China Telecomm, China Mobile, China Unicom, China NetCom and many others.

Customers can subscribe for receiving real-time video information on their wireless devices for a monthly fee from $3.95 to $6.95.  The cost of wireless bandwidth will be a small percentage of the subscription fees, usually less than 10%.  mg3 mobileTM provides wireless service providers tangible and strategic value for incremental revenue as well as improved services.

The sales strategies for mg3 mobileTM include partnership with content providers.  MediaG3 delivers requested content to Subscribers using mobile phones or other hand-held wireless devices such as PDA.  Typical contents are video clips of news, stock or other financial information, sports highlights, movie trailers, TV shows etc.  mg3 studioTM digitizes, hosts and broadcasts the content to Subscribers who have signed up to receive such information.  Subscribers can forward or email the video clips they received to their friends’ wireless devices or computers.  The typical MediaG3’s content provider clients are news, entertainment and sports industries, such as TV networks, movie studios, music label companies and sports clubs.  The clients pay MediaG3 for content editing, hosting and broadcasting.  The pricing is based on the size and length of content and the number of subscribers to whom the content is sent and the number of video clip streamed.

The sales strategies for mg3 mobileTM also include partnership with wireless service providers.  MediaG3 offers its service through major wireless service providers such as China Mobile, China Unicom, China Netcom and some smaller service providers.  Customers can subscribe for receiving video or other forms of rich-media information on their wireless devices for a monthly fee.  MediaG3 will share the subscription fees with the wireless service providers at 80 / 20 split, 80% for MediaG3 and 20% for the wireless service providers.   MediaG3 provides wireless service providers with opportunities to capture incremental revenue as well as increasing strategic value and competitiveness with more value added services.

Intense business development effort will be taken place to sign up partnerships with all major wireless service providers and acquire clients who needs to market their content.  These two frontiers will be tackled simultaneously and one can fueled the other and vice versa.

The sales strategies for mg3 mobileTM also include partnerships with hand-held wireless device manufactures.  MediaG3 will work with one or more mobile phone and other hand-held wireless device manufactures to designate certain models as “preferred” mobile phones.  MediaG3 will work with the manufacturer to integrate and test to make sure these preferred mobile phones will work seamlessly with mg3 mobileTM.  Then MediaG3 will work with our wireless service providers to promote these preferred mobile phones to customers, because mg3 multimedia service is only made available for these preferred mobile phones.  When customers sign up for the service, they will purchase one of the preferred mobile phones with a discounted price.  A small piece of mg3 mobileTM client software will be downloaded onto the mobile phone during the registrations.  That piece of client software will facilitate the efficient viewing, interaction as well as tracking capabilities.

Competition

As an early stage company, we are entering an extremely competitive market   For online rich-media delivery products, MediaG3 offers the applications from turnkey solutions, mg3 proTM to high-powered online marketing application, mg3 studioTM.  Our competitors usually offer one or the other.  Most of our competitors are small players offering template-based email tools.  Some close competitors are JangoMail, VerticalResponse, ResultsMail, and DynamicsDirect.  None of them offers more than template-based applications, and none of them has remarkable market share.  Moreover, MediaG3 has a solid footing in the vast China online marketing market through its subsidiary, Oriental Media.  By leveraging Oriental Media’s engineering resources and sales channels, MediaG3 can efficiently deploy the online marketing applications simultaneously in both the US and China markets.

In addition to MediaG3’s mg3 mobileTM wireless rich-content delivery product, MediaG3 plans to deploy LMDS, a critical last mile broadband wireless connectivity system between fixed points on the broadband network backbone (satellite, cable or fiber) and multiple subscriber locations (offices, houses or apartment buildings) over wireless connections, thereby eliminating the need for costly fiber and cable extensions. The technology is engineered to be highly cost effective and scalable for growing subscriber coverage and additional services.  Management believes that no other company is able to offer the same or similar bandwidth and high frequency.

Intellectual Property

We consider our intellectual property to be a key cornerstone and asset of our business.  We rely on a combination of trademark, copyright and trade secret protection laws in China, as well as confidentiality procedures and contractual provisions to protect our intellectual property.  Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use our technology. Monitoring unauthorized use of our products is difficult and costly, and we cannot be certain that the steps we have taken will prevent misappropriations of our technology, particularly in foreign countries where the laws may not protect our proprietary rights.

In addition, third parties may initiate litigation against us alleging infringement of their proprietary rights. In the event of a successful claim of infringement and our failure or inability to develop non-infringing technology or license the infringed or similar technology on a timely basis, our business could be harmed. In addition, even if we are able to license the infringed or similar technology, license fees could be substantial and may adversely affect our results of operations.

Government Regulation

We are not currently subject to direct Chinese, federal, state or local regulation other than regulations applicable to businesses generally or directly applicable to electronic commerce. However, the Internet is increasingly popular. As a result, it is possible that a number of laws and regulations may be adopted with respect to the Internet. These laws may cover issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Furthermore, the growth of electronic commerce may prompt calls for more stringent consumer protection laws. Several states have proposed legislation to limit the uses of personal user information gathered online or require online services to establish privacy policies.

We are not certain how business may be affected by the application of existing laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, taxation, libel, obscenity and export or import matters. The vast majority of such laws were adopted prior to the advent of the Internet. As a result, they do not contemplate or address the unique issues of the Internet and related technologies. Changes in laws intended to address such issues could create uncertainty in the Internet market place. Such uncertainty could reduce demand for services or increase the cost of doing business as a result of litigation costs or increased service delivery costs. In addition, because our services are available over the Internet in multiple states and foreign countries, other jurisdictions may claim that we are required to qualify to do business in each such state or foreign country. We are qualified to do business only in California. Our failure to qualify in a jurisdiction where it is required to do so could subject it to taxes and penalties. It could also hamper our ability to enforce contracts in such jurisdictions. The application of laws or regulations from jurisdictions whose laws currently apply to our business could have a material adverse affect on our business, results of operations and financial condition.

Other than the foregoing, no governmental approval is needed for the sale of our products.

Employees

As of September 30, 2006, we had an aggregate of 42 employees, of which six were located in the United States and 36 in China.  Of these employees, 10 people are engaged in engineering, 12 are in sales and marketing, four are in creative design, five are in customer support, three are in administration support and eight are in management.  Our employees are currently not represented by a collective bargaining agreement, and we believe that our relations with our employees are good.

Properties

We currently own no real property.  Our headquarters is located at One Almaden Boulevard, Suite 310, San Jose, California, 95113.  We have a three-year lease and the rent is $3,728 per month for 1,870 square feet.  We believe that our facilities are adequate for our needs and that additional suitable space will be available on acceptable terms as required.

Both of our Chinese subsidiaries have their respective headquarters and main operations in Shanghai, China.  Oriental Media has 700 square feet of office space in a typical class B office building centrally located.  The monthly rent for that space is about $450.  Little Sheep has 2,700 square feet of office space and 3,000 square feet of warehouse for storage of inventories.  The monthly rent for the facilities is $750 and $38, respectively.

Legal Proceedings

We are not currently a party to any material legal proceedings. In the future, from time to time we may receive claims of and become subject to commercial litigation related to the conduct of our business. Such litigation could be costly and time consuming and could divert our management and key personnel from our business operations. The uncertainty of litigation increases these risks. In connection with such litigation, we may be subject to significant damages or equitable remedies relating to the operation of our business. Any such litigation may materially harm our business, results of operations and financial condition.

MANAGEMENT

The following table sets forth the names and positions of our directors and executive officers and other key personnel as of September 30, 2006:

Name

Age

 Position

----------

----

--------------

William Yuan

52

Chairman, Chief Executive Officer and

President

Steven Keating

62

Director, Financial Advisor

Robert McNamara, Ph.D.

56

Director, Technology Advisor

Cathryn S. Gawne

49

Director

Wilmington Yuan

56

General Manager, China Operations

Other than Messrs. William and Wilmington Yuan, who are brothers, there is no family relationship between any of our directors and executive officers.

Each Director holds office until the next annual meeting of the shareholders or until his or her successor is elected and duly qualified. Executive officers are appointed by and serve at the pleasure of the Board of Directors.  The following sets forth biographical information concerning our directors, executive officers and key personnel for at least the past five years:

William Yuan has served as our Chairman, Chief Executive Officer and President since we were founded in December 2005.  Mr. Yuan has more than 20 years of experience in the software applications, high-tech information and marketing service industries, including 14 years as the CEO of public corporations and start-up companies.   Since March 2001, Mr. Yuan has served as the Chief Executive Officer of Media G3, a California corporation founded to provide rich-media interactive information services to Global Fortune 1000 and other forward thinking organizations.   From March 1999 to March 2001, he served as Chairman, President and Chief Executive Officer of inChorus, a publicly held company.  He transformed the company from a consumer software product developer into a leading rich-media email marketing service provider.  Mr. Yuan orchestrated a merger of inChorus with another publicly traded company in 2001.  Prior to inChorus, Mr. Yuan was a Chief Operations Officer at NetUSA, another publicly traded company, where he led the company into a prominent position in the fast growing e-commerce market.  Between 1990 and 1997, Mr. Yuan founded two software companies, which were acquired in 1994 and 1997, respectively.  Mr. Yuan also established a joint venture software development company in China to utilize the dedicated engineering resources and to gain access to the vast China market.  Mr. Yuan has a degree in Computer Sciences from the University of California, and an MBA with highest honors from National University.  He is the brother of Wilmington Yuan, our General Manager, China Operations.

Steven Keating has served as a member of our Board of Directors and as a Technical Advisor since our founding in December 2005.  Mr. Keating also serves as the Chair of our Audit Committee.  Since 2003, Mr. Keating has served as Chief Financial Officer and Chief Information Officer of Tegler McHenry and Associates, an insurance and financial advisory firm. Mr. Keating’s responsibilities include oversight of the firm’s financial performance in all areas.  From January 1984 to 2003, he served as Chief Financial Officer for Euro American, an international consulting firm, where he also provided services, including financial engineering, economic, MIS/system development, and strategic planning, as the outside financial officer to Euro American’s project partners.   These engagements included performance of all CFO & CAO responsibilities for four companies including all SEC reporting and investor relations; completion of a corporate turn-around for a medical products manufacturer, a UNIX software company and a metal products fabricator; managing six start-up operations from inception to profit (including medical products, manufacturing, and telecommunications; management of projects (products manufacturing, thermal energy production, and commercial venues) in China, Germany, India, Indonesia, Malaysia, Pakistan, & South America; and providing business management services to a wide range of foreign & domestic companies, including start-ups, turnarounds and business development, operations management, organizational structure & design, legal review, tax and financial planning, and major turn key projects.  Mr. Keating has also served on boards of directors and executive committees of a dozen corporations and agencies, has arranged debt financing and equity funding for corporations with U.S. banks and other financial intermediaries, and has served as an economic advisor for World Bank, IFC, & EBRD projects.  He has a JD and an MBA from Florida State University and a BA in Accounting, Economics and International Relations from American University.

Robert McNamara, Ph.D.  has served as a member of our Board of Directors and as a Technology Advisor since our founding in December 2005.   Dr. McNamara has over 25 years of technology and executive management experience in the development and implementation of communication products.  Since 2003, Dr. McNamara has served as the Chief Executive Officer of C8 MediSensors, Inc., a company he founded that is developing a proprietary, patent-pending, non-invasive, wristwatch-sized sensor that will enable diabetics to monitor their glucose levels accurately, non-invasively, continuously and inexpensively without intruding into their lifestyles.  From 1996 through 2003, Dr. McNamara served as Founder and Chief Executive Officer of Business and Management Consulting Corporation, a technology consulting firm that specialized in technology evaluation and development, due diligence of start up companies and leading edge technologies, and operational hands-on management of distressed companies in turnaround situations.  He also served as Executive Vice-President of C5 Communications, LLC from 1999 to 2003, where he developed and patented noise reduction technology and products for the domestic and worldwide cable and MSO marketplace.  From November 1999 through August 2001, he served as Chief Technical Officer and VP of Engineering of Comtel Secure Fiber Telecommunications, Inc., helping to raise a $2 million bridge financing, repositioned and reorganized the company and developed new technologies.  He has also served in executive positions with First Pacific Networks, Tsunami Technologies, Inc., and SYTEK Incorporated, and is a veteran of several other technology companies.  Dr. McNamara received his Ph.D., MS and BS degrees in Applied Physics from the California Institute of Technology.

Cathryn S. Gawne has served as a member of our Board of Directors since our founding in December 2005.  Ms. Gawne is a shareholder of Silicon Valley Law Group, where she has practiced corporate and securities law since 1999.  Her practice emphasizes the representation of entrepreneurs and middle market growth companies. She is an active advocate for women in technology, serving on the Advisory Board of The Women in Technology Foundation.  Ms. Gawne currently serves on the Board of Directors of The Center for Healthy Development, a nonprofit corporation providing affordable counseling for families in crisis.    She received her Bachelor’s Degree in International Relations from Stanford University in 1979, and her Juris Doctor Degree from the UCLA School of Law in 1982.

Wilmington Yuan has served as the General Manager, China Operations since December 2005.  He has over 25 years of experience in business development, marketing and management of public and private enterprises in China.  Since 2001, Mr. Yuan has served as the Chairman of the Board of Directors and CEO of Oriental Media, a company he co-founded, where he has built significant strategic business alliances and partnerships.  Mr. Yuan served from 1980 to 1997 as Director of Product Development and Vice President, Marketing and Sales for Shanghai No. 7 Textile Company, where he was responsible for generating over $2 billing RMB (US $250 million) in additional sales.  From 1998 to 2001, he served as General Manager for a joint venture with ESIC, a US corporation, which specialized in manufacturing goods and products for US companies.  He sold this company to another Chinese enterprise and founded Oriental Media.    Mr. Yuan is the brother of William Yuan, our Chairman, CEO and President.

We intend to add an experienced CFO and necessary operating personnel upon completion of this Offering or upon obtaining necessary financing, whichever first occurs.  We are currently in discussions with qualified candidates to fill the positions.

Committees of the Board of Directors

We currently have two committees of our Board of Directors: the Audit Committee and the Compensation Committee.

The Audit Committee reviews, acts on and reports to the Board of Directors regarding various auditing and accounting matters, including the selection of our independent auditors, the monitoring of the rotation of the partners of the independent auditors, the review of our financial statements, the scope of the annual audits, fees to be paid to the auditors, the performance of our independent auditors and our accounting practices.  Our auditors report directly to the Audit Committee.  Only independent Directors may serve on the Audit Committee.  There is currently one member of the Audit Committee: Mr. Keating.  Mr. Keating also serves as our “audit committee financial expert”.

Under the applicable Securities and Exchange Commission standard, an audit committee financial expert means a person who has the following attributes:

-

An understanding of generally accepted accounting principles and financial statements;

-

The ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

-

Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant's financial statements, or experience actively supervising one or more persons engaged in such activities;

-     An understanding of internal controls and procedures for financial reporting; and

-     An understanding of audit committee functions.

The Compensation Committee determines the salaries and incentive compensation of our officers and provides recommendations for the salaries and incentive compensation of our other employees.  All members of our Compensation Committee must be independent Directors.  There are currently two members of the Compensation Committee, Cathryn Gawne and Robert McNamara.  William Yuan, our Chief Executive Officer, participated in deliberations of the Board of Directors relating to his compensation.

Directors' Compensation

Directors who are also our employees receive no additional cash compensation for serving on the Board.  We have issued stock options to our Board members in the past, and will continue to do so for the foreseeable future.  We reimburse non-employee Directors for all travel and other expenses incurred in connection with attending meetings of the Board of Directors.  In the year ended December 31, 2005, we issued 50,000 shares of common stock to each non-employee member of our Board of Directors.

Section 16(a) Beneficial Reporting Compliance

We are not currently subject to Section 16(a) of the Exchange Act.

Executive Compensation

As we only commenced operations in December 2005, neither our Chief Executive Officer nor any other executive officer of the Company received compensation in excess of $100,000 for the most recently completed fiscal year.

We have entered into an employment agreement, effective January 1, 2006, with William Yuan, our Chief Executive Officer.  The employment agreement has an initial term of three years with an annual salary of $180,000 reviewed and adjustable annually plus industrial standard medical and dental insurance as well as paid vacation time of 15 days per year.  The Compensation Committee will determine whether a performance-based bonus is appropriate.

Option/SAR Grants in Last Fiscal Year

We did not grant stock options or stock appreciation rights to any officer, director or employees during the period from December 21, 2005 (inception) through December 31, 2005, and no such options or rights are currently outstanding.

Employment Agreements; Termination of Employment and Change of Control Arrangements

Other than the employment agreement described above with William Yuan, our Chairman, Chief Executive Officer and President, we do not have any employment agreements with our executive officers.

Limitation of Liability and Indemnification

Our Certificate of Incorporation and By-laws provide for indemnification of our officers and directors to the fullest extent permissible under Delaware law. Additionally, we plan to enter into indemnification agreements with each of our officers and Directors, and therefore purchasers of these securities may have a more limited right of action than they would have except for this limitation in the Articles of Incorporation and By-laws.  These agreements provide, in general, that we shall indemnify and hold harmless such directors and officers to the fullest extent permitted by law against any judgments, fines, amounts paid in settlement, and expenses, including attorneys' fees and disbursements, incurred in connection with, or in any way arising out of, any claim, action or proceeding against, or affecting, such directors and officers resulting from, relating to or in any way arising out of, the service of such persons as our directors and officers.

To the extent provisions of our Certificate of Incorporation provide for indemnification of directors for liabilities arising under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, those provisions are, in the opinion of the Securities and Exchange Commission, against public policy and therefore are unenforceable.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following describes transactions, in addition to the employment and consulting agreements described above, to which we were or are a party and in which any of our directors, officers, or significant shareholders, or members of the immediate family of any of the foregoing persons, had or has a direct or indirect material interest.  We believe that except with respect to the interest-free loans described below, the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm's-length transactions.

As of September 30, 2006, Ding Qi, one of our shareholders and his company advanced Little Sheep $34,105 and $63,157 pursuant to a two-year renewable note bearing 12% annual interest. The proceeds of the loan were used for Little Sheep’s working capital.  Wilmington Yuan, one of our shareholders advanced Oriental Media $16,421 with a two year renewable note free of interest.  The funds were used for Oriental Media’s working capital.

As of September 30, 2006, we owed William Yuan, our Chief Executive Officer, the sum of $89,409 for short-term, unsecured and interest-free loans.  We also owed William Yuan accrued but unpaid salary of $143,550 at September 30, 2006.  Interest has been computed according to APB 21.

On July 28, 2004, Oriental Media entered into the License Agreement with MediaG3 California to license certain software.  The licensed software is a set of source code and binary code capable of providing rich-media content delivery for opt-in and permission based email communications, including design and creation applications, deployment, scheduling and hosting servers, tracking and reporting modules. The License Agreement also covers related applications, documentations, installation, integration and on-site training.  This license grants Oriental Media not only the rights to use but also marketing rights to resell and sub-license the software to other customers in China market.  The License Agreement allows Oriental Media to independently develop additional versions and applications for the China market.  The term of the License Agreement is ten years.

This license agreement was the result of a Gold Key program organized by the US Commerce Department.  The license business structure was offered to seven Chinese companies, including Oriental Media, at the same day in a conference room of the American Consulate General in Shanghai.  The Gold Key program also helped to foster similar license discussions with Japanese, Irish, Dutch and Singapore companies.

At the time Oriental Media entered into the License Agreement, William Yuan, the CEO of the Company, served as President of Media G3 California, and Wilmington Yuan, his brother and the Company’s current General Manager, China Operations, served as an officer and was a significant shareholder of Oriental Media.  The terms of the License Agreement were negotiated between the parties on an arms’ length basis, taking into consideration the terms of similar license agreements with third parties.  In addition, as set forth above, the same licensing arrangements were presented by MediaG3 to other unrelated companies as well as to Oriental Media.  None of the board directors, officers, shareholders or employees of MediaG3 California currently has any equity ownership or decision-making power in Oriental Media’s business.  Likewise, none of the board directors, officers, shareholders or employees of Oriental Media has any equity ownership or decision-making power in MediaG3 California’s business. The board and management of MediaG3 California and Oriental Media make their respective business decisions solely based on each company’s best interest.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership of our common stock as of September 30, 2006, by each person or group of affiliated persons who we know beneficially owned 5% or more of our common stock, each of our directors, and all of our directors and executive officers as a group.  Unless set forth to the contrary below, the address for all persons is c/o MediaG3, One Almaden Boulevard, Suite 310, San Jose, CA 95113.

Unless otherwise indicated in the footnotes to the table, the following individuals have sole vesting and sole investment control with respect to the shares they beneficially own.  The amount of shares owned by each shareholder in the following table was calculated pursuant to Rule 13d-3(d) of the Exchange Act.  Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by each other person listed.  The total number of outstanding shares of common stock at September 30, 2006, was 10,950,000

Name and Address of

Number of Shares Owned             Percent of Shares

Shareholders

                 Outstanding

-----------------------

--------------------------

--------------------

William Yuan

  6,000,000

 54.79%

One Almaden Boulevard, Suite 310

San Jose, CA 95113

Steven Keating

      50,000

  0.46%

2 Waterview Road

Apt E-11

West Chester, PA 19380

Robert McNamara

      50,000

   0.46%

836 Tatra Court

San Jose, CA 95136

Cathryn S. Gawne

100,000

  0.91%

Silicon Valley Law Group

25 Metro Drive, Suite 600

San Jose, CA 95110

Ding Qi

   1,000,000

9.13%

Tao Jian Yin

      1,000,000

9.13%

Yuan Huimin

   2,120,000

19.36%

Yuan Yi Fang

      450,000

  4.11%

Bao Yuan Si

        67,500

  0.62%

Su Wei Zhang

        45,000

  0.41%

Hao Liang Tan

        45,000

  0.41%

Hon Mo Xu

        22,500

  0.21%

All Officers and Directors as

a Group (four  persons)

 6,200,000

                  56.62%

As indicated in the table above, our executive officers and directors beneficially own, in the aggregate, 56.62% of our outstanding common stock and will own approximately 20% of our outstanding common stock after the offering. As a result these shareholders may, as a practical matter, be able to influence all matters requiring shareholder approval including the election of directors, merger or consolidation and the sale of all or substantially all of our assets. This concentration of ownership may delay, deter or prevent acts that would result in a change of control, which in turn could reduce the market price of our common stock.

DESCRIPTION OF CAPITAL STOCK

The descriptions in this section and in other sections of this prospectus of our securities and various provisions of our Certificate of Incorporation and our bylaws are limited solely to descriptions of the material terms of our securities, Certificate of Incorporation and bylaws.  Our Certificate of Incorporation and Bylaws have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part.

Our authorized capital stock consists of 45,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share.  As of September 30, 2006, 10,950,000 shares of our common stock and no shares of our preferred stock were issued and outstanding.

Common Stock

The holders of our common stock are entitled to equal dividends and distributions per share with respect to the common stock when, and if declared by the Board of Directors from funds legally available therefore.  No holder of any shares of our common stock has a pre-emptive right to subscribe for any of our securities, nor are any common stock subject to redemption or convertible into other of our securities.  Upon liquidation, dissolution or winding up of us, and after payment of creditors and preferred shareholders the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock.  All shares of common stock now outstanding are fully paid, validly issued and non-assessable.  Each share of common stock is entitled to one vote with respect to the election of any Director or any other matter upon which shareholders are required or permitted to vote.  Holders of the common stock do not have cumulative voting rights, so the holders of more than 50% of the combined shares voting for the election of Directors may elect all of the Directors if they choose to do so, and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

Preferred Stock

We may issue shares of preferred stock in one or more classes or series within a class as may be determined by our Board of Directors, who may establish, from time to time, the number of shares to be included in each class or series, may fix the designation, powers, preferences and rights of the shares of each such class or series and any qualifications, limitations or restrictions thereof, and may increase or decrease the number of shares of any such class or series without any further vote or action by the shareholders.  Any preferred stock so issued by the Board of Directors may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both.  In addition, any such shares of preferred stock may have class or series voting rights.  Moreover, under certain circumstances, the issuance of preferred stock or the existence of the unissued preferred stock might tend to discourage or render more difficult a merger or other change in control of us.

No shares of preferred stock are currently outstanding.  The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock will be ___________________________.

SHARES ELIGIBLE FOR FUTURE SALE

On September 30, 2006, 10,950,000 shares of our common stock were outstanding.  Of the outstanding shares, none are immediately eligible for sale in the public market without restriction or further registration under the Securities Act.  All outstanding shares of our common stock are "restricted securities" as such term is defined under Rule 144 promulgated under the Securities Act, in that such shares were issued in private transactions not involving a public offering and may not be sold in the absence of registration other than in accordance with Rules 144, 144(k) or 701 promulgated under the Securities Act or another exemption from registration.

In general, under Rule 144 as currently in effect, a person, including an affiliate, who has beneficially owned shares for at least one year is entitled to sell, within any three-month period commencing 90 days after the date of this prospectus, a number of shares that does not exceed one percent of the then outstanding shares of our common stock, subject to various restrictions.  In addition, a person who is not deemed to have been an affiliate of ours at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least two years would be entitled to sell those shares under Rule 144(k) without regard to the requirements described above.  To the extent that shares were acquired from an affiliate, such person's holding period for the purpose of effecting a sale under Rule 144 commences on the date of transfer from the affiliate.

There has been very limited trading volume in our common stock to date. Sales of substantial amounts of our common stock under Rule 144, this prospectus or otherwise could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital through the future sale of our securities.

PLAN OF DISTRIBUTION

We are offering 20,000,000 shares of common stock, using our Chief Executive Officer, on a self- underwritten, best- efforts basis. There is no minimum amount of securities that we must sell in order to receive any subscriptions. The common stock will be offered at a price of $3.00 per share. Our offering will commence on the date of this prospectus and will continue until the earlier of December 31, 2008, and the date all of the shares offered are sold, or we otherwise terminate the offering.

If you decide to subscribe for any shares in this offering, you must execute and deliver a subscription agreement and deliver a check or certified funds in U.S. dollars to us for acceptance or rejection. Please contact William Yuan, President and Chief Executive Officer, at (408) 557-2800 for more information.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

LEGAL MATTERS

The validity of the issuance of the common stock offered hereby will be passed upon for us by Silicon Valley Law Group, San Jose, California.  Cathryn S. Gawne, a shareholder of Silicon Valley Law Group, owns 100,000 shares of our common stock.

EXPERTS

The consolidated financial statements at December 31, 2005, and for the period from December 21, 2005 (inception) to December 31, 2005, included in this prospectus have been audited by Mayer Hoffman McCann P.C.,  an independent registered public accounting firm, to the extent and for the periods set forth in their report, which contains an explanatory paragraph regarding our ability to continue as a going concern, appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2.  This prospectus, which is a part of the registration statement, does not contain all of the information included in the registration statement. Some information is omitted, and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract, agreement or other document of ours, such references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document. You may review a copy of the registration statement, including exhibits, at the Securities and Exchange Commission's public reference room at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 or Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

The public may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

We will also file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission.  You may read and copy any reports, statements or other information on file at the public reference rooms.  You can also request copies of these documents, for a copying fee, by writing to the Securities and Exchange Commission.

Our Securities and Exchange Commission filings and the registration statement can also be reviewed by accessing the Securities and Exchange Commission's Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

You should rely only on the information provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information.  We are not making an offer to sell, nor soliciting an offer to buy, these securities in any jurisdiction where that would not be permitted or legal.  Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or our affairs have not changed since the date hereof.

INDEX TO FINANCIAL STATEMENTS

Media G3, Inc.:

Consolidated financial statements as of December 31, 2005 and September 30, 2006 (unaudited) and for the period from December 21, 2005 (inception) to December 31, 2005 and the nine months ended September 30, 2006 (unaudited):

Page

Report of Independent Registered Public Accounting Firm

39

Consolidated balance sheets

40

Consolidated statements of operations and comprehensive loss

41

Consolidated statements of shareholders’ equity (deficit)

42

Consolidated statements of cash flows

43

Notes to consolidated financial statements

           44

Shanghai Little Sheep Children’s Product Development Limited:

Financial statements as of December 31, 2005 and the period from May 20, 2005 (inception) to December 31, 2005:

Page

Report of Independent Registered Public Accounting Firm

54

Balance sheet

55

Statement of operations and comprehensive loss

56

Statement of shareholders’ equity

57

Statement of cash flows

58

Notes to financial statements

59

Shanghai Oriental Media Communications, Limited:

Financial statements as of December 31, 2004 and December 31, 2005 and the period from April 8, 2004 (inception) to December 31, 2004 and the year ended December 31, 2005:

Page

Report of Independent Registered Public Accounting Firm

65

Balance sheets

66

Statements of operations and comprehensive loss

67

Statements of shareholders’ equity

68

Statements of cash flows

69

Notes to financial statements

70

Media G3, Inc.:

Pro-forma financial information the period from April 8, 2004 (inception of predecessor) to December 31, 2004 and the year ended December 31, 2005:

Page

Statement of operations and comprehensive loss

76

Consolidated notes to financial statements

77

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

MediaG3, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of MediaG3, Inc. and Subsidiaries as of December 31, 2005, and the related statements of operations and comprehensive loss, shareholders' equity (deficit), and cash flows for the period from December 21, 2005 (inception) to December 31, 2005. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MediaG3, Inc. and Subsidiaries as of December 31, 2005, and the results of its operations and its cash flows for the period from December 21, 2005 (inception) to December 31, 2005, in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has incurred operating losses and requires additional financing.  These conditions raise substantial doubt about the Company's ability to continue in existence.  Management's plans in respond to these matters are also discussed in Note 1.  The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue as a going concern.

San Jose, California

February 12, 2007

             MEDIAG3, INC AND SUBSIDIARES

CONSOLIDATED BALANCE SHEETS

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MEDIA G3, INC A

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MEDIA G3, INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY (DEFICIT)

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MEDIA G3, INC.AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Period from December 21, 2005 (inception) to December 31, 2005	September 30, 2006 (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES		
Net loss	$ (5,260)	$ (430,761)
Add (deduct) noncash items:		
Contribution of pre-organization fees and services in exchange for common stock	200	-
Depreciation on fixed assets	-	22,954
Amortization on software	-	71,022
Amortization on trademark	-	6,652
Discount on notes and loans payable	-	19,023
Allowance for doubtful accounts	-	(78,653)
Allowance for sales returns		(26,298)
Changes in operating assets and liabilities		
Decrease (increase) in:		
Accounts receivable	-	327,089
Inventories	-	53,315
Other current assets	-	3,496
Increase (decrease) in:		
Accounts payable	5,060	(90,628)
Other payables and accrued liabilities	-	190,940
Net cash provided by operating activities	-	59,088
CASH FLOWS FROM INVESTING ACTIVITIES		
Cash acquired through acquisitions	104,185	-
Trademark		(49,798)
Property and equipment	-	(4,959)
Net cash provided (used) by investing activities	104,185	(54,757)
CASH FLOWS FROM FINANCING ACTIVITIES		
Due to related company	-	685
Due to shareholders	-	92,025
Net cash provided by financing activities	-	92,710
NET INCREASE IN CASH AND CASH EQUIVALENTS	104,185	97,041
EFFECT OF EXCHANGE RATES ON CASH	-	(1,813)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	-	104,185
CASH AND CASH EQUIVALENTS AT END OF YEAR	$ 104,185	$ 199,413
NONCASH TRANSACTIONS		
INVESTING ACTIVITIES		
Purchase of Little Sheep Children's Product Development Co. Ltd in exchange for 2,500,000 shares of Common Stock	$ 167,882	$ -
Purchase of Oriental Media Communications Limited in exchange for 2,250,000 shares of Common Stock	135,977	-
Acquisition of computer equipment in exchange for 6,000,000 shares of Common Stock	6,000	-

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MEDIAG3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A)

Organization

MediaG3, Inc. (“MediaG3” or “the Company”) was incorporated in the State of Delaware on December 21, 2005, and became an operating company immediately upon acquiring two operating subsidiaries. MediaG3’s principal place of business is in San Jose, California, USA.

MediaG3 is principally engaged in the design and sales of interactive marketing solutions for companies of all sizes.

Shanghai Little Sheep Children’s Product Development Limited (“Little Sheep”), a wholly owned subsidiary of MediaG3, was incorporated as a Limited Liability Company in the People’s Republic of China (“PRC”) on May 20, 2005 with its principal place of business in Shanghai, PRC.

Little Sheep is principally engaged in the design, sales and distribution of children’s wear in the PRC.

On December 28, 2005 Little Sheep and its shareholders executed a Stock Purchase Agreement and

Plan of Reorganization with MediaG3, whereby MediaG3 issued 2,500,000 shares of its restricted common stock for 100% of Little Sheep.

Shanghai Oriental Media Communications, Limited (“Oriental Media”), was incorporated as a company with limited liabilities in the People’s Republic of China (“PRC”) on April 8, 2004 with its principal place of business in Shanghai, PRC.

Oriental Media is principally engaged in the design, development and maintenance of websites, network advertisement, database management and network consulting.

On December 28, 2005, Oriental Media and its shareholders executed a Stock Purchase Agreement and Plan of Reorganization with MediaG3, whereby MediaG3 issued 2,250,000 of its restricted common stock for 100% of Oriental Media.

(B)

Principles of consolidation

The consolidated financial statements include the accounts of Media G3 and its wholly owned subsidiaries from the date of acquisition, and are prepared in accordance with accounting principles generally accepted in the United States of America.  All inter-company accounts and transactions have been eliminated.

On December 28, 2005, the Company exited the development stage.

(C)

Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(D)

Going concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  The Company is newly established and has incurred operating losses since inception. The Company's continuance depends on its ability to raise additional capital.  There is no absolute assurance that the Company will be able to raise the needed capital to sustain its operation in the near future.  The management's plan is to raise $60 million of capital through stock offering.

MEDIAG3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION (CONTINUED)

Management's plan, in this regard, is to raise financing of approximately $20,000,000 in the first phase and $40,000,000 in the second phase through a combination of equity and debt financing. Management believes this amount will be sufficient to finance the continuing operations for the next three years. However, there is no assurance that the Company will be successful in raising such financing.

(E)

Cash and cash equivalents

Cash and cash equivalents include cash on hand and demand deposits with a bank with an original maturity of less than 3 months.

(F)

 Accounts receivable

The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts.  An allowance for doubtful accounts is established and recorded based on management’s assessment of the credit history with the customer and current relationships with them.   An allowance for sales returns is provided based upon an estimate of potential sales returns.

(G)

Inventories

Inventories are stated at the lower of cost or market value, cost being determined on a first in, first out method.  The Company provides for inventory allowances based on excess and obsolete inventories determined principally by customer demand.  Inventories consist of finished goods.

(H)

Intangible assets

The Company amortizes intangible assets, which is purchased software, over their estimated useful lives unless such lives are deemed indefinite.  Amortizable intangible assets are tested for impairment based on undiscounted cash flows, and, if impaired, written down to fair value based on either discounted cash flows or appraised valued.  Intangible assets with indefinite lives are tested annually for impairment and written down to fair value as required.  No impairment of intangible assets has been identified during any of the periods.

MEDIAG3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION (CONTINUED)

(I)

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation and amortization.  Expenditures for additions, major renewals and betterments are capitalized and expenditures for maintenance and repairs are charged to expense as incurred.

Depreciation and amortization are provided on a straight-line basis, less estimated residual value over the asset’s estimated useful lives.  The estimated useful lives are as follows:

Software

3 years

Machinery

10 years

Other equipment

5 years

Office equipment

3 years

Leasehold improvements

3 years

(J)

Long-lived assets

The Companies account for long-lived assets under the Statements of Financial Accounting Standards Nos. 142 and 144 “Accounting for Goodwill and Other Intangible Assets” and “Accounting for Impairment or Disposal of Long-Lived Assets” (“SFAS No. 142 and 144”).  In accordance with SFAS No. 142 and 144, long-lived assets, goodwill and certain identifiable intangible assets held and used by the Company are reviewed for impairment annually or more frequently if events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of evaluating the recoverability of long-lived assets, when undiscounted future cash flows will not be sufficient to recover an asset’s carrying amount, the asset is written down to its fair value.

(K)

Fair value of financial instruments

Statement of Financial Accounting Standards No. 107, "Disclosure about Fair Value of Financial Instruments," requires certain disclosures regarding the fair value of financial instruments. Cash, receivables, payables and accrued liabilities are reflected in the financial statements at fair value because of the short-term maturity of the instruments.

(L)

Revenue recognition

Oriental Media’s revenue is derived from the provision of professional services for website design, development and maintenance, network advertisement, database management and network consulting.

To the extent that a website design or development contract extends over multiple accounting periods, revenues are recognized based on the percentage of completion method.  Revenues from customer contracts requiring significant production, modifications, or customization are recognized over the installation and customization period.  Labor hours and direct project expenses are used to determine the stage of completion.  Revisions in estimated contract profits are made in the period in which the circumstances requiring the revision become known. Provisions, if any, are made currently for anticipated losses on uncompleted contracts.  As of September 30, 2006 (unaudited), and December 31, 2005,  there were no such contracts.

Revenues from network advertisement, database management and network consulting are recognized when services are rendered and obligations under related contracts are fulfilled.

Little Sheep’s revenue is derived from the design, sales and distribution of children’s wear in the PRC.  Revenues from design, sales and distribution of children’s wear are recognized upon delivery or shipment of the products, at which time title passes to the customer provided that: there are no uncertainties regarding customer acceptance; persuasive evidence of an arrangement exists; the sales price is fixed or determinable; and collectibility is deemed probable.

MEDIAG3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.

 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION (CONTINUED)

(L)

Revenue recognition (continued)

Little Sheep’s merchant customers can return the unsold merchandise in exchange for different merchandise at full value. Due to the Company’s limited operating history, returns are provided in the allowance for sales returns based upon the individual evaluation of each customer’s potential returns.  As history is developed, the Company will provide for potential returns based upon the relationship of returns to sales.

If a merchant customer can no longer operate its business due to causes beyond human control, such as war, major natural disaster and death etc., then Little Sheep would take back the remaining merchandise at half the price (50%) sold.  No provision for returns has been made, since there is no evidence or history of impairment, nor are any potential losses reasonably estimatible.

The Company assesses collectibility based on a number of factors, including past transaction history with the customer and the credit worthiness of the customer.  The Company generally does not request collateral from its customers.  If the Company determines that collection of an account is not probable, it defers the amount and recognizes revenue at the time collection becomes probable, which is generally upon receipt of cash.

(M)

Income taxes

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“Statement 109”).  Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date.  There are no deferred tax assets or liabilities recorded in these statements.

Due to the newness of the Company, the Company’s net loss and the uncertainty of current and future taxable income, no deferred or carry forward tax consequence has been recognized in these financial statements and there has been no provision for federal income taxes for any period since inception.

Utilization of net operating loss and tax credit carryforwards may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code and similar state provisions.  The annual limitation may result in the expiration of net operating losses and tax credits before utilization.

The Company provides a valuation allowance for deferred tax assets when it is more likely than not that the net deferred tax assets will not be realized. At December 31, 2005, the Company had deferred tax assets of $5,260, consisting of $ 5,260 of organization costs expensed for financial purposes and capitalized for tax purposes, and a resulting $5,260 of net operating loss carryforwards. Based on a number of factors, including the lack of a history of profits, future projected taxable income and the fact that the market in which the Company competes is intensely competitive and characterized by rapidly changing technology, management believes that there is sufficient uncertainty regarding the realization of deferred tax assets such that a full valuation allowance has been provided. At September 30, 2006 (unaudited), the Company had approximately $445,021 of net operating loss carryforwards for US federal income taxes, an increase of $439,761 during the nine-month period.

Under the Tax Reform Act of 1986, the amounts of and the benefit from net operating losses that can be carried forward may be impaired or limited in certain circumstances. Events that may cause limitations in the utilization of net operating losses include a cumulative stock ownership change of more than 50% over a three-year period and other events.  The Company has not yet determined whether or not operating loss benefits are impaired or limited.

MEDIAG3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION (CONTINUED)

(N)

Foreign currency translation

Oriental Media and Little Sheep’s major operations are in the PRC, which may give rise to significant foreign currency risks from fluctuations and the degree of volatility of foreign exchange rates between the United States dollars (“US$”) and the Chinese Renminbi (“RMB”). On July 21, 2005, PRC allowed the RMB to fluctuate ending its decade-old valuation policy pegging the RMB to the US$. The new RMB rate reflects an approximately 2% increase in value against the US$. Historically, the PRC government has benchmarked the RMB exchange ratio against the US$, thereby mitigating the associated foreign currency exchange rate fluctuation risk. The Company does not believe that its foreign currency exchange rate fluctuation risk is significant, especially if the PRC government continues to benchmark the RMB against the US$.

The functional currency of Oriental Media and Little Sheep is the Chinese Renminbi (“RMB”).  Foreign currency transactions during the year are translated to RMB at the approximate rates of exchange on the dates of transactions.  Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the approximate rates of exchange at that date.  Non-monetary assets and liabilities are translated at the rates of exchange prevailing at the time the asset or liability was acquired.  Exchange gains or losses are recorded in the statement of operations.

The financial statements are translated into United States dollars (“US$”) using the closing rate method.  The balance sheet items are translated into US$ using the exchange rates at the respective balance sheet dates.  The capital and various reserves are translated at historical exchange rates prevailing at the time of the transactions while income and expenses items are translated at the average exchange rate for the period.  All exchange differences are recorded within equity.

(O)

Other comprehensive income (loss)

The foreign currency translation gain or loss resulting from translation of the financial statements expressed in RMB to the United States Dollars is reported as other comprehensive loss or gain in the statements of operations and shareholders’ equity.

(P)

Recent accounting pronouncements

In June 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 clarifies the accounting for uncertainties in income taxes recognized in an enterprise’s financial statements. FIN 48 requires that the Company determine whether it is more likely than not that a tax position will be sustained upon examination by the appropriate taxing authority. If a tax position meets the “more likely than not” recognition criteria, FIN 48 requires the tax position be measured at the largest amount of benefit greater than 50 percent likely of being realized upon ultimate settlement. This accounting standard is effective for fiscal years beginning after December 15, 2006. The Company does not believe the effect, if any, of adopting FIN 48 will have a material impact on the Company’s financial position and results of operations.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”), which establishes a framework for measuring fair value and expands disclosures about the use of fair value measurements and liabilities in interim and annual reporting periods subsequent to initial recognition. Prior to the issuance of SFAS 157, which emphasizes that fair value is a market-based measurement and not an entity-specific measurement, there were different definitions of fair value and limited definitions for applying those definitions in GAAP. SFAS 157 is effective for the Company on a prospective basis for the reporting period beginning January 1, 2008. The Company does not believe the effect, if any, of adopting SFAS 157 will have a material impact on the Company’s financial position and results of operations.

MEDIAG3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION (CONTINUED)

(P)

Recent accounting pronouncements (continued)

In December 2004, the FASB issued SFAS No. 123R “Share-Based Payment” (“SFAS 123R”), a revision to SFAS No. 123 “Accounting for Stock-Based Compensation” (“SFAS 123”), and superseding APB Opinion No. 25 “Accounting for Stock Issued to Employees” and its related implementation guidance.  SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services, including obtaining employee services in share-based payment transactions.  SFAS 123R applies to all awards granted after the required effective date and to awards modified, repurchased, or cancelled after that date.  Adoption of the provisions of SFAS 123R is effective as of the beginning of the first interim or annual reporting period that begins after June 15, 2005.  Note that the Company has no equity-based compensation and, therefore, the guidelines of this statement are not applicable to the Company.

In November 2004, the FASB issued SFAS No. 151, "Inventory Costs -- an amendment of ARB No. 43, Chapter 4"(“SFAS 151”) This statement clarifies the criteria of "abnormal amounts" of freight, handling costs, and spoilage that are required to be expensed as current period charges rather than deferred in inventory.  In addition, this statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities.  SFAS 151 is effective for the Company July 1, 2005.  The Company does not expect the adoption of this statement to have any material impact on its results of operations or financial position.

In December 2004, the FASB issued SFAS no. 153, Exchanges of Non-monetary Assets an amendment of APB Opinion No. 29.  This Statement addresses the measurement of exchanges of non-monetary assets.  It eliminates the exception from fair value measurement for non-monetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29, Accounting for Non-monetary Transactions, and replaces it with an exception for exchanges that do not have commercial substance.  This Statement specifies that a non-monetary exchange have commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.  The Company does not expect the adoption of this statement to have any material impact on its results or financial position.

SFAS No. 154 (“SFAS 154”), Accounting Changes and Error Corrections, was issued in May 2005 and replaces APB Opinion No. 20 and SFAS No. 3 (“SFAS 3”).  SFAS No. 154 requires retrospective application for voluntary changes in accounting principle in most instances and is required to be applied to all accounting changes made in fiscal years beginning after December 15, 2005.  The Company’s January 1, 2006 adoption of SFAS No. 154 did not have any material impact on its results of operations or financial position.

(Q)

Net loss per share

Basic earnings per share (“EPS”) is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method.

2.

SEGMENTS AND GEOGRAPHIC INFORMATION DISCLOSURE

The Company operates in two reportable segments, the distribution of children’s wear, and the development and management of software, as defined by Statement of Financial Accounting Standards No. 131, Disclosures About Segments of an Enterprise and Related Information (“SFAS 131”). The Company designs, develops, markets and sells its products in the PRC.   Prior to 2006, the Company operated in only one segment, and therefore did not report segment information for the period ended December 31, 2005.

Operating segments are defined as components of an enterprise about which separate financial information is evaluated regularly by the chief operating decision maker in deciding how to allocate resources in assessing performance.

MEDIAG3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.

SEGMENTS AND GEOGRAPHIC INFORMATION DISCLOSURE (CONTINUED)

Nine months period ended September 30, 2006 (unaudited)

All of the Company’s revenues were generated in the PRC.  Substantially all of the Company’s net fixed assets were located in the PRC as of December 31, 2005, and September 30, 2006.

3.

ACCOUNTS RECEIVABLE, NET

Accounts receivable consisted of the following:

4.

OTHER CURRENT ASSETS

Other current assets consisted of the following:

MEDIAG3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5.

PROPERTY AND EQUIPMENT

The following is a summary of property and equipment:

The depreciation for the nine months ended September 30, 2006 (unaudited) was $22,954 with $3,282 charged to expenses and $19,672 charged to cost of sales.

6.

SOFTWARE

The following is a summary of software:

The amortization for the nine months ended September 30, 2006 (unaudited) was $71,022.

The software is licensed from a third party by our subsidiary Oriental Media.  The software is designed and used for providing rich-media content delivery. The software includes all source code, binary code, applications and documentations.  The software can also be sub-licensed to other customers in China market. The fair value of the software as of December 31, 2005 is $189,393.

7.

TRADEMARK

The following summarizes trademark activity:

The amortization expense for the nine months ended September 30, 2006 (unaudited) was 6,652, which is amortization of a certain trademark acquired in February 2006.

MEDIAG3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8.

OTHER PAYABLES AND ACCRUED LIABILITIES

Other payables and accrued liabilities consisted of the following:

9.

SOFTWARE LICENSE PAYABLE AND SHORT TERM NOTE

Short term note for software license payable consisted of the following:

Our subsidiary, Oriental Media, acquired software subject to a non-interest bearing Software License Payable of $362,319 on July 28,, 2004.  The software is designed and used for providing rich-media content delivery. The software includes all source code, binary code, applications and documentations.  The software can also be sub-licensed to other customers in China market.  On September 15, 2004 the Company made a payment of $120,773, which reduced the outstanding balance to $241,546.  The Company has imputed interest at 12% per annum on the $362,319 balance through September, 15, 2004, and on the remaining $241,546 balance from that date until the June 30, 2007 maturation date, with the imputed interest shown as a discount from the Software License Payable, and a reduction in the cost of the related software.

The $241,546 software license payable is shown net of $18,422 accumulated discount at September 30, 2006.  The discount is amortized monthly at a constant rate with $18,877 charged as interest expense for nine months ended September 30, 2006.

MEDIAG3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10.

LONG-TERM LIABILITIES

Long-term liabilities consisted of the following:

Please refer to Note 9 for more details.

The software license payable represents the balance payable on the purchase of software from a third party and is due and payable on or before June 30, 2007.  The software license payable liability has been reclassified as a current liability as of September 30, 2006.

11.

COMMITMENTS

Lease commitments

Oriental Media leases office space from a third party under an operating lease, which expires on August 31, 2007.

As of September 30, 2006, Oriental Media has outstanding commitments of $4,987 with respect to the above non-cancelable operating lease, due within twelve months.

Little Sheep leases office space from third parties under operating leases, which expire on May 31, 2007 and May 17, 2015 respectively.

As of September 30, 2006, Little Sheep has outstanding commitments with respect to the above non-cancelable operating leases, which are due as follows:

MEDIAG3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12.

SHAREHOLDERS’ EQUITY

The authorized stock of Media G3 consists of 45,000,000 shares of common stock, $.001 par value, of which 10,950,000 shares were outstanding at December 31, 2005 and September 30, 2006 (unaudited).

6,200,000 shares of common stock were issued to the founders for services and fixed asset consideration during 2005.  These services and fixed assets were valued by MediaG3’s Board of Directors at $6,200 in the aggregate, or $0.001 per share.  The fixed assets include computer and network equipment with a fair market value of $6,000 and services which were valued at $200, and consisted of participation by the founders in the preincorporation Board meeting.

2,250,000 shares of common stock were issued effective December 28, 2005 for all outstanding shares of Oriental Media.  The net purchase price of $154,240 (see Note 11 below) had been determined by arms’-length negotiations between MediaG3 and Oriental Media earlier in 2005.  The common stock issued by MediaG3 was valued at $0.07 per share, based on MediaG3’s anticipated stage of development at the time such negotiations were conducted.

2,500,000 shares of common stock were issued on December 28, 2005 for 100% of the shares of Little Sheep.  The net purchase price of $167,892 was determined by arms’-length negotiations between MediaG3 and Little Sheep.  The common stock issued by MediaG3 was valued at $0.07 per share, based on MediaG3’s operations and stage of development (including but not limited to the prior acquisition of Oriental Media) at the time such negotiations were concluded.

13.

ACQUISITIONS

Little Sheep:

On December 28, 2005, Media G3 executed a Stock Purchase Agreement and Plan of Reorganization with Shanghai Little Sheep Children’s Product Development Limited, a People’s Republics of China (PRC) corporation (“Little Sheep”), whereby MediaG3 issued 2,500,000 shares of its restricted common stock for 100% of Little Sheep.

The purchase price for Little Sheep was at net book value.  This was considered fair value since current assets were at face value, after valuation adjustments for accounts receivable and inventory.  Fixed assets were valued at fair market value, since they had been acquired over the prior several months at market value, which had been subject to depreciation.  Liabilities were valued at the value assumed.  Due to the short operating history of Little Sheep, there was no goodwill or intangibles considered in this acquisition.

Assets

Cash and cash equivalents

$

91,443

Accounts receivable, net of allowances

219,992

Inventories, net

199,945

Other receivables

8,950

Value added tax recoverable

9,197

Property and equipment, net

255,259

Total Assets

784,786

Liabilities

Accounts payable

296,987

Other payables

95,575

Accrued staff welfare

3,283

MEDIAG3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13.

ACQUISITIONS (CONTINUED)

Accrued staff salaries

2,877

Customer deposits

16,482

Liabilities from sales returns

104,898

Taxes payable

 376

Due to shareholder

61,805

Due to related companies

34,611

Total Liabilities

616,894

Net Purchase Price

$

167,892

       Oriental Media:

On December 28, 2005 Media G3 executed a Stock Purchase Agreement and Plan of Reorganization with Shanghai Oriental Media Communications, Limited, a People’s Republics of China (PRC) Corporation (“Oriental Media”), whereby MediaG3 issued 2,250,000 shares of its restricted common stock for 100% of the stock of the Company.

Oriental Media was valued at its fair value.   The current assets of Oriental Media were valued at face value, since they were all negotiable at that rate.  Fixed assets, substantially comprised of purchased software, was valued at net book value.  The intangibles are amortized under FASB 142.  Liabilities were valued at the amounts assumed, which were the amounts recorded.

Assets

Cash and cash equivalents

$

 12,742

Accounts receivable, net of allowances

8,030

Due from related company

3,717

Other receivables and prepayments

2,338

Equipment, net

3,286

Software, net

189,393

       Goodwill

153,186

          ________

Total Assets

 372,692

Liabilities

Accounts payable and accrued liabilities

13,526

Taxes payable

         2,994

Due to shareholder

14,493

Equipment payable – long term

     204,702

_________

Total Liabilities

235,715

Net Purchase Price

$

 136,977

14.

RELATED PARTY TRANSACTIONS

As of December 31, 2005 and September 30, 2006 (unaudited), the Company and its subsidiaries were advanced $76,511 and $168,987, respectively, from shareholders.  Of these amounts, $61,805, $14,706 and $63,157 were negotiated at arms’-length, and bear interest at the rate of 12% per annum.  The remaining balance, a loan from William Yuan to MediaG3 DE in January 2006, bears interest at the rate of 8% per annum.

Little Sheep owed a related company $30,934 and $31,578 for short-term advances and accrued interest as of December 31, 2005 and September 30, 2006 (unaudited).  Interest is charged at 12% per annum on the amount owed.  This transaction was negotiated at arms’ length.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Shanghai Little Sheep Children's Product Development Limited

We have audited the accompanying balance sheet of Shanghai Little Sheep Children's Product Development Limited as of December 31, 2005, and the related statements of operations and comprehensive loss, shareholders' equity, and cash flows for the period from May 20, 2005 (inception) to December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shanghai Little Sheep Children’s Product Development Limited as of December 31, 2005, and the results of its operations   and its cash flows for the period from May 20, 2005 (inception) to December 31, 2005, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has incurred operating losses and requires additional financing.  These conditions raise substantial doubt about the Company's ability to continue in existence.  Management's plans in respond to these matters are also discussed in Note 1.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue as a going concern.

San Jose, California

February 12, 2007

SHANGHAI LITTLE SHEEP CHILDREN’S PRODUCT DEVELOPMENT LIMITED

BALANCE SHEET

AS OF DECEMBER 31, 2005

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

SHANGHAI LITTLE SHEEP CHILDREN’S PRODUCT DEVELOPMENT LIMITED

STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE PERIOD FROM MAY 20, 2005 (inception) TO DECEMBER 2005

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

SHANGHAI LITTLE SHEEP CHILDREN’S PRODUCT DEVELOPMENT LIMITED

STATEMENT OF SHAREHOLDERS’ EQUITY

FOR THE PERIOD FROM MAY 20, 2005 (inception) TO DECEMBER 31, 2005

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

SHANGHAI LITTLE SHEEP CHILDREN’S PRODUCT DEVELOPMENT LIMITED

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM MAY 20, 2005 (inception) TO DECEMBER 31, 2005

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

SHANGHAI LITTLE SHEEP CHILDREN’S PRODUCT DEVELOPMENT LIMITED

NOTES TO FINANCIAL STATEMENTS

1.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

The accompanying financial statements were prepared under Generally Accepted Accounting Principles (GAAP) in the United States.

(A)

Organization

Shanghai Little Sheep Children’s Product Development Company Limited (“Little Sheep”) was incorporated as a Limited Liability Company in the People’s Republic of China (“PRC”) on May 20, 2005, and commenced operations shortly thereafter, with its principal place of business in Shanghai, PRC.  In accordance with the Articles of Association of Little Sheep, the registered capital of Little Sheep of $603,865 (RMB 5,000,000) was fully contributed in cash on May 20, 2005 by the shareholders.

Little Sheep is principally engaged in the design, sales and distribution of children’s wear in the PRC.

On December 28, 2005 Little Sheep and its shareholders executed a Stock Purchase Agreement and Plan of Reorganization with MediaG3, Inc. a Delaware corporation (“MediaG3”) whereby MediaG3 issued 2,500,000 of its restricted common stock for 100% of Little Sheep.

On September 30, 2005, the Company exited the development stage.

(B)

Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the US requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(C)

Going concern

The accompanying financial statements have been prepared assuming that Little Sheep will continue as a going concern. The Company is newly established and has incurred operating losses since inception. The Company's continuance depends on its ability to raise additional capital.  There is no absolute assurance that the Company will be able to raise the needed capital to sustain its operation in the near future.   The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management's plan, in this regard, is to raise financing of approximately $850,000 in either equity or debt financing. Management believes this amount will be sufficient to finance the continuing operations for the next three years.

(D)

Cash and cash equivalents

For purpose of the statement of cash flows, cash and cash equivalents include cash on hand and demand deposits with a bank with a maturity of less than 3 months.

The total cash held by Little Sheep as of December 31, 2005 are not covered by insurance provided by the government or any insurance institutions. It is the opinion of management that the solvency of the referenced financial institutions is not of particular concern at this time.

(E)

Accounts receivable

Little Sheep extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts.  An allowance for doubtful accounts is established and recorded based on managements’ assessment of the credit history with the customer and current relationships with them.  Accounts receivable were evaluated based upon the estimated collectibility of each individual account after considering subsequent collections and returns.  Valuation allowances of $246,360 and $26,293 were established for collectibility and sales returns, respectively.

SHANGHAI LITTLE SHEEP CHILDREN’S PRODUCT DEVELOPMENT LIMITED

NOTES TO FINANCIAL STATEMENTS

1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION (CONTINUED)

(F)

Inventories

Inventories were valued based upon the lower of cost or market on a FIFO basis. A valuation account of $136,557 was established for returns and slow moving items.

(G)

Equipment

Plant and equipment are stated at cost, less accumulated depreciation.  Expenditures for additions, major renewals and betterments are capitalized and expenditures for maintenance and repairs are charged to expense as incurred.

Depreciation is provided on a straight-line basis, less estimated residual value over the asset’s estimated useful lives.  The estimated useful lives are as follows:

Machinery

10 years

Office equipment

3 years

(H)

Long-lived assets

Little Sheep accounts for long-lived assets under the Statements of Financial Accounting Standards Nos. 142 and 144 “Accounting for Goodwill and Other Intangible Assets” and “Accounting for Impairment or Disposal of Long-Lived Assets” (“SFAS No. 142 and 144”).  In accordance with SFAS No. 142 and 144, long-lived assets, goodwill and certain identifiable intangible assets held and used by Little Sheep are reviewed for impairment annually or more frequently if events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of evaluating the recoverability of long-lived assets, when undiscounted future cash flows will not be sufficient to recover an asset’s carrying amount, the asset is written down to its fair value.

(I)

Fair value of financial instruments

Statement of Financial Accounting Standards No. 107, "Disclosure About Fair Value of Financial Instruments," requires certain disclosures regarding the fair value of financial instruments.  Fair value of financial instruments is made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair values.

(J)

    Revenue recognition

Little Sheep’s revenue is derived from the design, sales and distribution of children’s wear in the PRC.  Revenues from design, sales and distribution of children’s wear are recognized upon delivery or shipment of the products, at which time title passes to the customer provided that: there are no uncertainties regarding customer acceptance; persuasive evidence of an arrangement exists; the sales price is fixed or determinable; and collectibility is deemed probable.

 Little Sheep assesses collectibility based on a number of factors, including past transaction history with the customer and the credit worthiness of the customer.  The Company generally does not request collateral from its customers.  If the Company determines that collection of an account is not probable, it defers the amount and recognizes revenue at the time collection becomes probable, which is generally upon receipt of cash.

Little Sheep’s Merchant Customers can return the unsold merchandise in exchange for different merchandise at full value. Due to the Company’s limited operating history, returns are provided in the allowance for sales returns based upon the individual evaluation of each customer’s potential returns.  As history is developed, the Company will provide for potential returns based upon the relationship of returns to sales..

SHANGHAI LITTLE SHEEP CHILDREN’S PRODUCT DEVELOPMENT LIMITED

NOTES TO FINANCIAL STATEMENTS

1.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION (CONTINUED)

(J)

Revenue recognition (continued)

In the event a Merchant Customer can no longer operate its business due to causes beyond human control, such as war, major natural disaster and death etc., then Little Sheep would take back the remaining merchandise at half the price (50%) sold.  No provision has been made, since there is no evidence or history of impairment, nor are any potential losses reasonably estimatible.

(K)

Income taxes

Little Sheep accounts for income taxes under Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“Statement 109”).  Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date.

PRC income tax is computed according to the relevant laws and regulations in the PRC.  The income tax expense for the period from May 20, 2005 (inception) to December 31, 2005 was $225.  There was no US tax due.

(L)

Foreign currency translation

The Company’s major operation is in the PRC, which may give rise to significant foreign currency risks from fluctuations and the degree of volatility of foreign exchange rates between the United States dollars (“US$”) and the Chinese Renminbi (“RMB”). On July 21, 2005, PRC allowed the RMB to fluctuate ending its decade-old valuation policy pegging the RMB to the US$. The new RMB rate reflects an approximately 2% increase in value against the US$. Historically, the PRC government has benchmarked the RMB exchange ratio against the US$, thereby mitigating the associated foreign currency exchange rate fluctuation risk. Little Sheep does not believe that its foreign currency exchange rate fluctuation risk is significant, especially if the PRC government continues to benchmark the RMB against the US dollar.

The financial statements are translated into United States dollars (“US$”) using the closing rate method.  The balance sheet items are translated into US$ using the exchange rates at the respective balance sheet dates.  The capital and various reserves are translated at historical exchange rates prevailing at the time of the transactions while income and expenses items are translated at the average exchange rate for the period.  All exchange differences are recorded within equity.

The translation gain recorded for the period from May 20, 2005 (inception) to December 31, 2005 was $8,187.

(M)

Recent accounting pronouncements

In June 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 clarifies the accounting for uncertainties in income taxes recognized in an enterprise’s financial statements. FIN 48 requires that the Company determine whether it is more likely than not that a tax position will be sustained upon examination by the appropriate taxing authority. If a tax position meets the “more likely than not” recognition criteria, FIN 48 requires the tax position be measured at the largest amount of benefit greater than 50 percent likely of being realized upon ultimate settlement. This accounting standard is effective for fiscal years beginning after December 15, 2006. The Company does not believe the effect, if any, of adopting FIN 48 will have a material impact on the Company’s financial position and results of operations.

SHANGHAI LITTLE SHEEP CHILDREN’S PRODUCT DEVELOPMENT LIMITED

NOTES TO FINANCIAL STATEMENTS

1.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION (CONTINUED)

(M)

Recent accounting pronouncements (continued)

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”), which establishes a framework for measuring fair value and expands disclosures about the use of fair value measurements and liabilities in interim and annual reporting periods subsequent to initial recognition. Prior to the issuance of SFAS 157, which emphasizes that fair value is a market-based measurement and not an entity-specific measurement, there were different definitions of fair value and limited definitions for applying those definitions in GAAP. SFAS 157 is effective for the Company on a prospective basis for the reporting period beginning January 1, 2008. The Company does not believe the effect, if any, of adopting SFAS 157 will have a material impact on the Company’s financial position and results of operations.

In December 2004, the FASB issued SFAS No. 123R “Share-Based Payment” (“SFAS 123R”), a revision to SFAS No. 123 “Accounting for Stock-Based Compensation” (“SFAS 123”), and superseding APB Opinion No. 25 “Accounting for Stock Issued to Employees” and its related implementation guidance.  SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services, including obtaining employee services in share-based payment transactions.  SFAS 123R applies to all awards granted after the required effective date and to awards modified, repurchased, or cancelled after that date.  Adoption of the provisions of SFAS 123R is effective as of the beginning of the first interim or annual reporting period that begins after June 15, 2005.  The guidelines of this statement are not applicable to Little Sheep.

In November 2004, the FASB issued SFAS No. 151, "Inventory Costs -- an amendment of ARB No. 43, Chapter 4"(“SFAS 151”) This statement clarifies the criteria of "abnormal amounts" of freight, handling costs, and spoilage that are required to be expensed as current period charges rather than deferred in inventory.  In addition, this statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities.  SFAS 151 is effective for Little Sheep July 1, 2005.  Little Sheep does not expect the adoption of this statement will have any material impact on its results of operations or financial position.

In December 2004, the FASB issued SFAS no. 153, Exchanges of Non-monetary Assets an amendment of APB Opinion No. 29.  This Statement addresses the measurement of exchanges of non-monetary assets.  It eliminates the exception from fair value measurement for non-monetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29, Accounting for Non-monetary Transactions, and replaces it with an exception for exchanges that do not have commercial substance.  This Statement specifies that a non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.  Little Sheep does not expect the adoption of this statement will have any material impact on its results of operations or financial position.

In December 2004, the FASB issued SFAS No. 152, Accounting for Real Estate Time-Sharing Transactions an amendment of FASB Statements No. 66 and 67.  This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions.  This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions.  This Statement is effective for financial statements for fiscal years beginning after June 15, 2005.  The guidelines of this statement are not applicable to Little Sheep.

SFAS No. 154 (“SFAS 154”), Accounting Changes and Error Corrections, was issued in May 2005 and replaces APB Opinion No. 20 and SFAS No. 3 (“SFAS 3”).  SFAS No. 154 requires retrospective application for voluntary changes in accounting principle in most instances and is required to be applied to all accounting changes made in fiscal years beginning after December 15, 2005.  Little Sheep’s expected January 1, 2006 adoption of SFAS No. 154 is not expected to have any material impact on its results of operations or financial position.

SHANGHAI LITTLE SHEEP CHILDREN’S PRODUCT DEVELOPMENT LIMITED

NOTES TO FINANCIAL STATEMENTS

2.

ACCOUNTS RECEIVABLE, NET

Accounts receivable at December 31, 2005 consisted of the following:

3.

INVENTORIES

Inventories at December 31, 2005 consisted of the following:

4.

OTHER CURRENT ASSETS

Other current assets at December 31, 2005 consisted of the following:

5.

EQUIPMENT, NET

The following is a summary of plant and equipment at December 31, 2005:

Depreciation expense for the period from May 20, 2005 (inception) to December 31, 2005 was $11,089.

SHANGHAI LITTLE SHEEP CHILDREN’S PRODUCT DEVELOPMENT LIMITED

NOTES TO FINANCIAL STATEMENTS

6.

OTHER PAYABLES AND ACCRUED LIABILITIES

Other payables at December 31, 2005 consisted of the following:

7.

COMMITMENTS

Little Sheep leases office space and trademark use rights from third parties under operating leases, which expire on May 31, 2007 and October 6, 2013, respectively.  Accordingly, for the period from May 20, 2005 (inception) to December 31, 2005, Little Sheep recognized rental expense for its space and trademark use rights in the amount of $4,450 and $2,575, respectively.

Minimum future payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of on year are as follows:

8.

SHAREHOLDER’S EQUITY

Retained earnings

Little Sheep is required to maintain a reserve fund, comprising the statutory surplus reserve, statutory public welfare fund and discretionary surplus reserve, based on the after-tax net income determined in accordance with labor regulations of the People’s Republic of China. Appropriation to the statutory surplus reserve should be at least 10% of the after tax net income determined in accordance with the PRC labor regulations until the reserve is equal to 50% of the entities’ registered capital.  Appropriations to the statutory public welfare fund are at 5% to 10% of the after tax net income determined in accordance with the PRC labor regulations.  The statutory public welfare fund is established for the purpose of providing employee facilities and other collective benefits to the employees and is non-distributable other than in liquidation.  Restriction to the discretionary surplus reserve is made at the discretion of the Board of Directors.  During 2005, Little Sheep did not restrict any funds to the statutory surplus or the statutory public reserve funds.

SHANGHAI LITTLE SHEEP CHILDREN’S PRODUCT DEVELOPMENT LIMITED

NOTES TO FINANCIAL STATEMENTS

9.

RELATED PARTY TRANSACTIONS

Little Sheep owed a shareholder $61,805 for short-term advances.  Interest is charged at 12% per annum on the amount owed.  Little Sheep owed a related company $30,903 for short-term advances.  Interest is charged at 12% per annum on the amount owned.

Little Sheep also owed a related company for web site design service in the amount of $3,708 as of December 31, 2005.

10.

CONCENTRATIONS AND RISKS

During 2005, 100% of Little Sheep’s revenue was earned and 100% of Little Sheep’s assets were located in China.

Little Sheep relied on a customer for approximately $211,000 representing in aggregate 37% of sales for the period from May 20, 2005 (inception) to December 31, 2005.  At December 31, 2005, accounts receivable to that customer totaled $211,104.

Little Sheep also relied on three suppliers for approximately $282,968, $150,726 and $94,537 respectively representing in aggregate 73% of purchases for the period from May 20, 2005 (inception) to December 31, 2005.  At December 31, 2005, accounts payable to those suppliers totaled $257,704.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Shanghai Oriental Media Communications, Limited

We have audited the accompanying balance sheets of Shanghai Oriental Media Communications, Limited, of December 31, 2005 and 2004, and the related statements of operations and comprehensive loss, shareholders' equity, and cash flows for the year ended December 31, 2005 and for the period from April 8, 2004 (inception) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shanghai Oriental Media Communications, Limited as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the year ended December 31, 2005 and for the period from April 8, 2004 (inception) to December 31, 2004, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has incurred operating losses and requires additional financing.  These conditions raise substantial doubt about the Company's ability to continue in existence.  Management's plans in respond to these matters are also discussed in Note 1.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue as a going concern.

San Jose, California

February 12, 2007

SHANGHAI ORIENTAL MEDIA COMMUNICATIONS, LIMITED

BALANCE SHEETS

AS OF DECEMBER 31, 2004 AND 2005

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

SHANGHAI ORIENTAL MEDIA COMMUNICATIONS, LIMITED

STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE PERIOD FROM APRIL 8, 2004 (inception) TO DECEMBER 31, 2004 AND

FOR THE YEAR ENDED DECEMBER 31, 2005

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

SHANGHAI ORIENTAL MEDIA COMMUNICATIONS, LIMITED

STATEMENT OF SHAREHOLDERS’ EQUITY

FOR THE PERIOD FROM APRIL 8, 2004 (inception) TO DECEMBER 31, 2004 AND

FOR THE YEAR ENDED DECEMBER 31, 2005

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

SHANGHAI ORIENTAL MEDIA COMMUNICATIONS, LIMITED

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM APRIL 8, 2004 (inception) TO DECEMBER 31, 2004 AND

FOR THE YEAR ENDED DECEMBER 31, 2005

Year ended December 31, 2005	April 8, 2004 (inception) to December 31, 2004
NET CASH FLOWS FROM OPERATING ACTIVITIES		
Net loss	$ (108,045)	$ (22,908)
Adjusted to reconcile net loss to cash provided by operating activities:		
Depreciation on fixed assets	983	567
Amortization	96,881	-
Discount on software license payable	24,871	13,010
Changes in operating assets and liabilities		
Decrease (increase) in:		
Accounts receivable, net	(8,030)	-
Due from related company	(3,717)	-
Other receivables and prepayments	(1,324)	(1,014)
Decrease (increase) in:		
Other payables and accrued liabilities	7,839	5,687
Taxes payable	2,994	-
Net cash provided by operating activities	12,452	(4,658)
NET CASH FLOWS FROM INVESTING ACTIVITIES		
Purchase of equipment	-	(4,868)
Purchase of software	-	(120,773)
Net cash provided by investing activities	-	(125,641)
NET CASH FLOWS FROM FINANCING ACTIVITIES		
Capital contribution from stockholders	-	120,773
Due to shareholder	-	14,493
Net cash provided by financing activities	-	135,266
EFFECT OF EXCHANGE RATES ON CASH	(4,677)	-
NET INCREASE IN CASH AND CASH EQUIVALENTS	7,775	4,967
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	4,967	-
CASH AND CASH EQUIVALENTS AT END OF YEAR	$ 12,742	$ 4,967
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION		
Cash paid during the year for:		
Income taxes	$ 762	$ -
NON CASH TRANSACTIONS		
Software license payable	$ -	$ 241,546
Discount on software license payable	-	(61,475)
NET NON CASH TRANSACTIONS	$ -	$ 180,071

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

SHANGHAI ORIENTAL MEDIA COMMUNICATIONS, LIMITED

NOTES TO FINANCIAL STATEMENTS

1.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

The accompanying financial statements were prepared under General Accepted Accounting Principles (GAAP) of United States.

(A)

Organization

Shanghai Oriental Media Communications, Limited (“Oriental Media”) was incorporated as a company with limited liabilities in the People’s Republic of China (“PRC”) on April 8, 2004 with its principal place of business in Shanghai, PRC.  In accordance with the Articles of Association of Oriental Media, the registered capital of Oriental Media of $120,773 (RMB 1,000,000) was fully contributed in cash on April 1, 2004 by the shareholders.

Oriental Media is principally engaged in the design, development and maintenance of websites, network advertisement, database management and network consulting.

On December 28, 2005 Oriental Media and its shareholders executed a Stock Purchase Agreement and Plan of Reorganization with MediaG3, Inc. a Delaware corporation (“MediaG3”) whereby MediaG3 issued 2,250,000 of its restricted common stock for 100% of Oriental Media.

On June 30, 2005, the Company exited the development stage.

(B)

Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles of the US requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(C)

Going concern

The accompanying financial statements have been prepared assuming that Oriental Media will continue as a going concern.  Oriental Media is newly established and its operation continuance depends on its ability to raise additional capital.  This raises substantial doubt about Oriental Media’s ability to continue as a going concern. (Please refer to the audit report) The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management's plan, in this regard, is to raise financing of approximately $850,000 in either equity or debt financing. Management believes this amount will be sufficient to finance the continuing operations for the next three years. However, there is no assurance that the Oriental Media will be successful in raising such financing.

(D)

Cash and cash equivalents

For purpose of the statement of cash flows, cash and cash equivalents include cash on hand and demand deposits with a bank with an original maturity of less than three months. The total cash held by Oriental Media as of December 31, 2005 are not covered by insurance provided by the government or any insurance institutions. It is the opinion of management that the solvency of the referenced financial institutions is not of particular concern at this time.

SHANGHAI ORIENTAL MEDIA COMMUNICATIONS, LIMITED

NOTES TO FINANCIAL STATEMENTS

1.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

               (CONTINUED)

(E)

Accounts receivable

Oriental Media extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts.  An allowance for doubtful accounts is established and recorded based on managements’ assessment of the credit history with the customer and current relationships with them.  As of December 31, 2005 and 2004, Oriental Media considered all accounts receivable collectable and has not recorded a provision for doubtful accounts.

(F)

Capitalization of software costs

Oriental Media's software is developed by an independent third party for Oriental Media's internal use to enable Oriental Media to provide data management services to its customers.  In accordance with SOP 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," Oriental Media capitalizes the external cost incurred to develop this internal-use software and amortizes that cost over the estimated economic life of the software of three years.

(G)

Equipment

Equipment is stated at cost, less accumulated depreciation.  Expenditures for additions, major renewals and betterments are capitalized and expenditures for maintenance and repairs are charged to expense as incurred.

Depreciation is provided on a straight-line basis, less estimated residual value over the asset’s estimated useful lives.  The estimated useful lives are as follows:

Software

3 years

Other equipment

5 years

(H)

Long-lived assets

Oriental Media accounts for long-lived assets under the Statements of Financial Accounting Standards Nos. 142 and 144 “Accounting for Goodwill and Other Intangible Assets” and “Accounting for Impairment or Disposal of Long-Lived Assets” (“SFAS No. 142 and 144”).  In accordance with SFAS No. 142 and 144, long-lived assets, goodwill and certain identifiable intangible assets held and used by Oriental Media are reviewed for impairment annually or more frequently if events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of evaluating the recoverability of long-lived assets, when undiscounted future cash flows will not be sufficient to recover an asset’s carrying amount, the asset is written down to its fair value.

(I)

Fair value of financial instruments

Statement of Financial Accounting Standards No. 107, "Disclosure about Fair Value of Financial Instruments," requires certain disclosures regarding the fair value of financial instruments. Cash, receivables, payables and accrued liabilities are reflected in the financial statements at fair value because of the short-term maturity of the instruments.

SHANGHAI ORIENTAL MEDIA COMMUNICATIONS, LIMITED

NOTES TO FINANCIAL STATEMENTS

1.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

               (CONTINUED)

(J)

  Revenue recognition

Oriental Media’s revenue is derived from the provision of professional services for website design, development and maintenance, network advertisement, database management and network consulting.

To the extent that a website design or development contract extends over multiple accounting periods, revenues from are recognized based on the percentage of completion method.  Revenues from customer contracts requiring significant production, modifications, or customization are recognized over the installation and customization period.  Labor hours and direct project expenses are used to determine the stage of completion.  Revisions in estimated contract profits are made in the period in which the circumstances requiring the revision become known. Provisions, if any, are made currently for anticipated losses on uncompleted contracts.  As of December 31, 2005 and 2004, there were no such contracts.

Revenues from network advertisement, database management and network consulting are recognized when services are rendered and obligations under related contracts are fulfilled.

Oriental Media assesses collectibility based on a number of factors, including past transaction history with the customer and the credit worthiness of the customer.  The Company generally does not request collateral from its customers.  If the Company determines that collection of an account is not probable, it defers the amount and recognizes revenue at the time collection becomes probable, which is generally upon receipt of cash.

(K)

   Income taxes

Oriental Media accounts for income taxes under the Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“Statement 109”).  Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date.

PRC income tax is computed according to the relevant laws and regulations in the PRC, whereby the Company has elected to be taxed based upon total revenue.  There was no U.S. tax due.

(L)

Foreign currency translation

Oriental Media’s major operation is in the PRC, which may give rise to significant foreign currency risks from fluctuations and the degree of volatility of foreign exchange rates between the United States dollars (“US$”) and the Chinese Renminbi (“RMB”). On July 21, 2005, PRC allowed the RMB to fluctuate ending its decade-old valuation peg to the US$. The new RMB rate reflects an approximately 2% increase in value against the US$. Historically, the PRC government has benchmarked the RMB exchange ratio against the US$, thereby mitigating the associated foreign currency exchange rate fluctuation risk. Oriental Media does not believe that its foreign currency exchange rate fluctuation risk is significant, especially if the PRC government continues to benchmark the RMB against the US$.

The financial statements are translated into United States dollars (“US$”) using the closing rate method.  The balance sheet items are translated into US$ using the exchange rates at the respective balance sheet dates.  The capital and various reserves are translated at historical exchange rates prevailing at the time of the transactions while income and expenses items are translated at the average exchange rate for the year.  All translation differences are recorded within equity.

The translation loss recorded for the year ended December 31, 2005 was $6,029.

SHANGHAI ORIENTAL MEDIA COMMUNICATIONS, LIMITED

NOTES TO FINANCIAL STATEMENTS

1.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

               (CONTINUED)

(M)

Recent accounting pronouncements

In June 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 clarifies the accounting for uncertainties in income taxes recognized in an enterprise’s financial statements. FIN 48 requires that the Company determine whether it is more likely than not that a tax position will be sustained upon examination by the appropriate taxing authority. If a tax position meets the “more likely than not” recognition criteria, FIN 48 requires the tax position be measured at the largest amount of benefit greater than 50 percent likely of being realized upon ultimate settlement. This accounting standard is effective for fiscal years beginning after December 15, 2006. The Company does not believe the effect, if any, of adopting FIN 48 will have a material impact on the Company’s financial position and results of operations.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”), which establishes a framework for measuring fair value and expands disclosures about the use of fair value measurements and liabilities in interim and annual reporting periods subsequent to initial recognition. Prior to the issuance of SFAS 157, which emphasizes that fair value is a market-based measurement and not an entity-specific measurement, there were different definitions of fair value and limited definitions for applying those definitions in GAAP. SFAS 157 is effective for the Company on a prospective basis for the reporting period beginning January 1, 2008. The Company does not believe the effect, if any, of adopting SFAS 157 will have a material impact on the Company’s financial position and results of operations

In December 2004, the FASB issued SFAS No. 123R Share-Based Payment (“SFAS 123R”), a revision to SFAS No. 123 Accounting for Stock-Based Compensation (“SFAS 123”), and superseding APB Opinion No. 25 “Accounting for Stock Issued to Employees” and its related implementation guidance.  SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services, including obtaining employee services in share-based payment transactions.  SFAS 123R applies to all awards granted after the required effective date and to awards modified, repurchased, or cancelled after that date.  Adoption of the provisions of SFAS 123R is effective as of the beginning of the first interim or annual reporting period that begins after June 15, 2005.  The guidelines of this statement are not applicable to Oriental Media.

In November 2004, the FASB issued SFAS No. 151, Inventory Costs -- an amendment of ARB No. 43, Chapter 4(“SFAS 151”) This statement clarifies the criteria of "abnormal amounts" of freight, handling costs, and spoilage that are required to be expensed as current period charges rather than deferred in inventory.  In addition, this statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities.  SFAS 151 is effective for Oriental Media beginning July 1, 2005.  Oriental Media does not expect the adoption of this statement will have any material impact on the results of operations or financial position.

In December 2004, the FASB issued SFAS no. 153, Exchanges of Non-monetary Assets an amendment of APB Opinion No. 29.  This Statement addresses the measurement of exchanges of non-monetary assets.  It eliminates the exception from fair value measurement for non-monetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29, Accounting for Non-monetary Transactions, and replaces it with an exception for exchanges that do not have commercial substance.  This Statement specifies that a non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.  Oriental Media does not expect the adoption of this statement to have any material impact on the results of operations or financial position.

SHANGHAI ORIENTAL MEDIA COMMUNICATIONS, LIMITED

NOTES TO FINANCIAL STATEMENTS

1.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

               (CONTINUED)

(M)  Recent accounting pronouncements (continued)

In December 2004, the FASB issued SFAS No. 152, Accounting for Real Estate Time-Sharing Transactions an amendment of FASB Statements No. 66 and 67.  This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions.  This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions.  This Statement is effective for financial statements for fiscal years beginning after June 15, 2005.  The guidelines of this statement are not applicable to Oriental Media.

SFAS No. 154 (“SFAS 154”), Accounting Changes and Error Corrections, was issued in May 2005 and replaces APB Opinion No. 20 and SFAS No. 3 (“SFAS 3”).  SFAS No. 154 requires retrospective application for voluntary changes in accounting principle in most instances and is required to be applied to all accounting changes made in fiscal years beginning after December 15, 2005.  Oriental Media does not expect the adoption of SFAS No. 154 to have any material impact on its results of operations or financial position.

2.

ACCOUNTS RECEIVABLE

For the year ended December 31, 2005 and for the period from April 8, 2004 (inception) to December 31, 2004, Oriental Media considered all accounts receivable collectable and has not recorded a provision for doubtful accounts.

3.

OTHER RECEIVABLES AND PREPAYMENTS

Other receivables and prepayments at December 31, 2005 and 2004 consisted of the following:

4.

EQUIPMENT

The following is a summary of equipment at December 31, 2005 and 2004:

Depreciation expenses for the year ended December 31, 2005 and for the period from April 8, 2004 (inception) to December 31, 2004 were $983 and $567, respectively.

SHANGHAI ORIENTAL MEDIA COMMUNICATIONS, LIMITED

NOTES TO FINANCIAL STATEMENTS

5.

SOFTWARE

The following is a summary of software at December 31, 2005 and 2004:

Amortization expenses for the year ended December 31, 2005 and for the period from April 8, 2004 (inception) to December 31, 2004 were $ 96,881 and $0, respectively.

6.

OTHER PAYABLES AND ACCRUED LIABILITIES

Other payables and accrued liabilities at December 31, 2005 and 2004 consist of the following:

7.

SOFTWARE LICENSE PAYABLE – LONG TERM

The following is a summary of software license payable at December 31, 2005 and 2004:

The Company acquired computer software subject to a non-interest bearing software license payable of $362,319 on July 28,, 2004.  On September 15, 2004 the Company made a payment of $120,773, which reduced the outstanding balance to $241,546.  The Company has imputed interest at 12% per annum on the $362,319 balance through September, 15, 2004, and on the remaining $241,546 balance from that date until the June 30, 2007 maturation date, with the imputed interest shown as a discount from the software license payable, and a reduction in the cost of the related software.

The $241,546 software license payable is shown net of $36,844 and $61,475 accumulated discount at December 31, 2005 and 2004 respectively.  The discount is amortized monthly at a constant rate with $24,871 and $13,009 charged to interest expense in the year ended December 31, 2005 and the period from July 28, until December 31, 2004 respectively.

SHANGHAI ORIENTAL MEDIA COMMUNICATIONS, LIMITED

NOTES TO FINANCIAL STATEMENTS

2.

LEASE COMMITMENTS

Oriental Media leases office space from a third party under an operating lease, which will expire on August 21, 2006.  Accordingly, for the year ended December 31, 2005 and for the period from April 8, 2004 (inception) to December 31, 2004, Oriental Media recognized rental expense for this space of approximately $5,000 and $2,000 respectively.

Oriental Media’s lease expired on August 21, 2006, and has a non-cancelable lease obligation of approximately $4,000.

3.

SHAREHOLDERS’ EQUITY

Appropriated retained earnings

Oriental Media is required to make appropriations to reserve funds, comprising the statutory surplus reserve, statutory public welfare fund and discretionary surplus reserve, based on the after-tax net income determined in accordance with generally accepted accounting principles of the People’s Republic of China (the “PRC GAAP”).  Appropriation to the statutory surplus reserve should be at least 10% of the after tax net income determined in accordance with the PRC GAAP until the reserve is equal to 50% of the entities’ registered capital.  Appropriations to the statutory public welfare fund are at 5% to 10% of the after tax net income determined in accordance with the PRC GAAP.  The statutory public welfare fund is established for the purpose of providing employee facilities and other collective benefits to the employees and is non-distributable other than in liquidation.  Appropriations to the discretionary surplus reserve are made at the discretion of the Board of Directors.

During 2005 and 2004, Oriental Media appropriated $251 and $0, respectively to the statutory surplus and statutory public reserve funds based on its net income under PRC GAAP.

4.

RELATED PARTY TRANSACTIONS

During 2005 Oriental Media earned revenues from two related companies representing in aggregate 70% of sales for the year of approximately $14,634 and $8,780.  The $14,634 is the result of a June 27, 2005 agreement with a related company in which Oriental Media agreed to provide marketing services to a related company at the monthly fee of $3,659 from June to September 2005 totaling $14,634.  The balance due from those related companies as of December 31, 2005 and 2004 were $3,717 and $0, respectively.

As of December 31, 2005 and 2004, a Shareholder had also advanced funds totaling $14,493 and $14,493 respectively as short-term, unsecured loans at a rate of 12% interest.

5.

CONCENTRATIONS AND RISKS

During 2005, 74% of Oriental Media’s revenues were earned in China. 100% of Oriental Media’s assets were located in China. Oriental Media earned no revenues during 2004.

Oriental Media relied on three customers including related companies for approximately $14,634, $8,780 and $5,854, respectively representing in aggregate 87% of sales for the year ended December 31, 2005.  Due from those related companies and customers are totaled $3,717, $0 and $5,948, respectively.

1

MEDIAG3, INC.

(Including all Subsidiaries)

PROFORMA STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE YEAR ENDED DECEMBER 31, 2005

MEDIAG3, INC.

CONSOLIDATED NOTES TO THE PROFORMA FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2004 AND 2005

The consolidated proforma statements for Media G3 are used to show the effects from the transactions of a Stock Purchase Agreement and Plan of Reorganization between MediaG3, Inc a Delaware corporation (“MediaG3”) and Shanghai Oriental Media Communications, Limited (“Oriental Media”) and between MediaG3 and Shanghai Little Sheep Children’s Product Development Limited (“Little Sheep”) whereby Media G3 issued 2,250,000 of its restricted common stock for 100% of Oriental Media and MediaG3 issued 2,500,000 of it’s restricted common stock for 100% of Little Sheep on December 28, 2005 respectively.

Proforma balance sheet (see consolidated balance sheet on page 40)

The proforma statement of operations and comprehensive loss shows the consolidated financial statement, as it would appear if the agreements between the companies had been consummated as of January 1, 2005.

The historical data for the year ended December 31, 2005 includes the full year from January 1, 2005 to December 31, 2005 for Oriental Media.  Little Sheep data is included from Little Sheep’s inception from May 20, 2005 to December 31, 2005.  Media G3 data is included from the Company’s inception from December 21, 2005 to December 31, 2005.

MEDIAG3, INC.

media g3

20,000,000 Shares of

Common Stock

________________________

PROSPECTUS

________________________

________________, 2007

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Certificate of Incorporation and By-laws provide for indemnification of our officers and directors to the fullest extent permissible under Delaware law. Additionally, we intend to enter into indemnification agreements with each of our officers and Directors, and therefore purchasers of these securities may have a more limited right of action than they would have except for this limitation in the Certificate of Incorporation and By-laws.  These agreements provide, in general, that we shall indemnify and hold harmless such directors and officers to the fullest extent permitted by law against any judgments, fines, amounts paid in settlement, and expenses, including attorneys' fees and disbursements, incurred in connection with, or in any way arising out of, any claim, action or proceeding against, or affecting, such directors and officers resulting from, relating to or in any way arising out of, the service of such persons as our directors and officers.

ITEM 25.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an itemization of various expenses, all of which we will pay, in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates, except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission Registration Fee

$

6,240

Accounting Fees and Expenses

155,000

Legal Fees and Expenses

40,000

Printing

           2,000

State securities fees

           2,000

Transfer agent

           2,000

Miscellaneous

12,000

    Total

$

219,240

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

From March 17, 2005 to the date of this prospectus, we have sold the following unregistered securities:

On December 21, 2005 (inception of the Company), we sold an aggregate of 6,200,000 shares of our common stock to an aggregate of four individuals for aggregate considerations of $6,200.  The issuances were made in reliance on Section 4(2) of the Securities Act, and were made without general solicitation or advertising.  The recipients were sophisticated investors with access to all relevant information necessary to evaluate the investments, and who represented to us that the shares were being acquired for investment purposes.

On December 28, 2005, we issued an aggregate of 4,750,000 shares of our common stock to an aggregate of 9 individuals in consideration for the issued and outstanding stock of Little Sheep and Oriental Media.  The issuances were made in reliance on Regulation D promulgated under the Securities Act, and were made without general solicitation or advertising.  The recipients were sophisticated investors with access to all relevant information necessary to evaluate the investments, and who represented to us that the shares were being acquired for investment purposes.

ITEM 27.

EXHIBITS

(a) (1) Our audited financial statements are included in the Prospectus.

(a) (2) The following exhibits are being filed herewith.

EXHIBIT

NUMBER

 DESCRIPTION

LOCATION

--------------------------------------------------------------------------------------------------------------------

3.1

Certificate of Incorporation

 Filed herewith

3.2

Bylaws

 Filed herewith

5.1

Opinion of Counsel

To be filed by amendment

10.1

Oriental Media Stock Purchase Agreement

Filed herewith

10.2

Little Sheep Stock Purchase Agreement

Filed herewith

10.3

First Amendment to Little Sheep Stock Purchase Agreement

Filed herewith

10.4

William Yuan Employment Agreement

Filed herewith

10.5

Oriental Media License Agreement

To be filed by amendment.

23.1

Consent of Mayer Hoffman McCann P.C.

Filed herewith

23.2

Consent of Silicon Valley Law Group

(to be contained in Exhibit 5.1)

To be filed by amendment.

ITEM 28.

UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(1)

File, during any period in which offers or sales are being made, a post- effective amendment to this registration statement:

(I)

to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(II)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to rule 424(b) (230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "calculation of  registration  fee"  table  in the  effective registration statement;  and

(III)

to include any material information with respect to the plan of distribution not  previously disclosed in the registration statement or any material change to such information in the registration statement.

[Provided, however, that paragraphs (b)(1)(i) and (b)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post- effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in the registration statement.]

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from  registration  by  means  of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the securities act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the securities exchange act of 1934 and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the securities exchange act of 1934, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating  to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this Amendment to Registration Statement to be signed on its behalf by the undersigned, in the City of San Jose, State of California, on February13, 2007.

MEDIAG3, Inc.

A Delaware corporation

By: /s/ William Yuan

------------------------------------

William Yuan

Chief Executive Officer

By: /s/ William Yuan

------------------------------------

William Yuan

Acting Chief Financial Officer

POWER OF ATTORNEY

We the undersigned officers and directors of MediaG3, Inc., a Delaware corporation, hereby severally constitute and appoint William Yuan, our true and lawful attorney-in- fact and agent, with full power of substitution and resubstitution in him, for him, and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b)  under  the Securities  Act  of 1933),  and  to file the same, with all exhibits  thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in- fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated.

Signature

Title

Date

------------------

---------------------

--------------

/s/William Yuan

William Yuan

Chief Executive Officer,

February13, 2007

Acting Chief Financial Officer

(Principal Accounting Officer)

And a Director

/s/ Steven Keating

-----------------------

Steven Keating

Director

February 13, 2007

/s/Robert McNamara

----------------------------

Robert McNamara

Director

February 13, 2007

/s/ Cathryn S. Gawne

---------------------

Cathryn S. Gawne

Director

February 13, 2007